Exhibit 3.1

Atlassian Corporation Plc

Company Number 8776021

Articles of Association

1

Contents

	Table of contents

1	Preliminary		4

	1.1	Definitions	4
	1.2	Interpretation	14
	1.3	Application of the Acts	16
	1.4	Exercise of powers	16
	1.5	Single member company	17
	1.6	Exclusion of other regulations	17

2	Liability of Members		17

3	Share capital		17

	3.1	Shares	17
	3.2	Share Certificates	18
	3.3	Shareholder rights	19
	3.4	Preference and Redeemable shares	19
	3.5	Variation of class rights	21
	3.6	Alteration of share capital	21
	3.7	Equitable and other claims	21
	3.8	Currency	22
	3.9	Payment of commissions	22
	3.10	Uncertificated shares	22
	3.11	Separate holdings of shares in certificated and uncertificated form	22

4	Calls, forfeiture, lien and surrender		22

	4.1	Calls	22
	4.2	Proceedings for recovery of calls	23
	4.3	Payments in advance of calls	24
	4.4	Forfeiting partly paid shares	24
	4.5	Indemnity for payments by the company	25
	4.6	Lien on shares	26
	4.7	Surrender of shares	26
	4.8	Procedures after sale, reissue or other disposal of shares by the company	26
	4.9	Interest payable by member	27

5	Transfer and transmission of shares		27

	5.1	Transfer of shares	27
	5.2	General	28
	5.3	Allowable transfers	29
	5.4	Power to decline registration of transfers	29
	5.5	Transmission of shares	30

6	Share Issues		30

	6.1	General prohibition on issue	30
	6.2	Further Share issues	30
	6.3	Allocation of Offered Securities	31
	6.4	Issue of excess Securities	31
	6.5	Exception to the pre-emption regime	31

7	Drag Along Option		32

8	Pre-emption rights		33

	8.1	Transfer Notice	33
	8.2	Allocation of Sale Shares	33
	8.3	Transfer of Sale Shares	34

	8.4	Revocation	34
	8.5	Remaining Sale Shares	34

9	Tag Along Option		34

10	Exit and reorganisation		36

	10.1	Implementation of Exit	36
	10.2	No warranties from Preference Shareholder or Preference DS Holder	36
	10.3	Listing and reorganisation	36

11	General meetings		37

	11.1	Calling general meetings	37
	11.2	Notice of annual general meetings and other general meetings	37
	11.3	Admission to general meetings	37
	11.4	Quorum at general meetings	38
	11.5	Chairperson of general meetings	39
	11.6	Conduct of general meetings and adjournment	39
	11.7	Decisions at general meetings	40
	11.8	Voting rights	41
	11.9	Representation at general meetings	42
	11.10	Amendments to special and ordinary resolutions	44

12	Directors		44

	12.1	Appointment and removal of directors	44
	12.2	Vacation of office	45
	12.3	Remuneration of directors	45
	12.4	Share qualification and directors right to attend and speak	46
	12.5	Interested directors	46
	12.6	Powers and duties of directors	49
	12.7	Proceedings of directors	50
	12.8	Convening meetings of directors	50
	12.9	Notice of meetings of directors	50
	12.10	Quorum at meetings of directors	51
	12.11	Chairperson of directors	52
	12.12	Decisions of directors	52
	12.13	Written resolutions of directors	53
	12.14	Alternate directors	53
	12.15	Committees of directors and delegation to a director	54
	12.16	Validity of acts	55

13	Executive officers		55

	13.1	Managing directors	55
	13.2	Secretaries	56
	13.3	Provisions applicable to all executive officers	56

14	Seals		56

15	Distribution of profits		56

	15.1	Dividends	56
	15.2	Capitalisation of profits	58
	15.3	Ancillary powers	59

16	Winding up		59

17	Indemnity and insurance		60

18	Access to documents		60

19	Notices and other communications		61

	19.1	Notices by the company to members	61
	19.2	Notices by the company to directors	61
	19.3	Notices by members or directors to the company	61
	19.4	Time of service	62
	19.5	Other communications and documents	62
	19.6	Notices in writing	62

20	Disclosure of interests		62

21	Branch registers		64

22	Change of name		65

	Schedule 1

	Share rights		2

Articles of Association

Atlassian Corporation Plc

Company Number 8776021

A company limited by shares

Articles of Association

1                                         Preliminary

1.1                               Definitions

The meanings of the terms used in these articles (including in Schedule 1) are set out below.

Term	Meaning

Acceptance Date	has the meaning given in article 6.2(a).

Accepting Shareholders	has the meaning given in article 6.3(a).

Accounts	in respect of a financial year, the financial report of the company for that financial year prepared by the company and audited in accordance with the provisions of the Acts.

Acts

means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the company, including without limitation the Companies Acts (as defined in section 2 of the Companies Act 2006).

Additional Securities	has the meaning given in article 6.2(a).

Affiliates

of any person means any other person directly or indirectly controlling, controlled by or under common control with such person, where ‘control’ means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise, provided that Affiliates shall not include any portfolio companies of a person.

1 Preliminary

Term	Meaning

Allocation Notice	has the meaning given in article 8.2(a).

Approved Depositary

means any depositary, custodian or other person (or nominee for such depositary, custodian or other person) who holds or is interested in shares of the company (or rights or interests in shares of the company) and creates securities, depositary receipts, documents of title or documents otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, created in accordance with and subject to the terms of a deposit agreement to be entered into between the company, the Approved Depositary and the owners and holders of such securities on such terms, as the Board in its absolute discretion considers to be appropriate, for the purposes of administering such a depositary programme.

articles	means these articles of association of the company.

ASX	ASX Limited ACN 008 624 691.

Atlassian Employee Share Scheme	one or more employee share option or equity schemes approved by the Board.

Board	the board of directors of the company.

Business Day	a day on which banks are open for business in London and Sydney excluding a Saturday, Sunday or public holiday.

Class A Ordinary DS Holder	a holder of a Class A Ordinary DS Interest.

Class A Ordinary DS Interest

if a Class A Ordinary Share is held by an Approved Depositary, any security, depositary receipt, document of title or other document created by the Approved Depositary and representing such Class A Ordinary Share deposited with the Approved Depositary.

Class A Ordinary Shares	a class A ordinary share issued by the company.

Class A Ordinary Shareholder	a holder of Class A Ordinary Shares.

Class B Ordinary DS Holder	a holder of a Class B Ordinary DS Interest.

Term	Meaning

Class B Ordinary DS Interest

if a Class B Ordinary Share is held by an Approved Depositary, any security, depositary receipt, document of title or other document created by the Approved Depositary and representing such Class B Ordinary Share deposited with the Approved Depositary.

Class B Ordinary Shares	a class B ordinary share issued by the company.

Class B Ordinary Shareholder	a holder of Class B Ordinary Shares.

clear days	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

Conversion Date	any date or time when any Preference Shares are to be converted in accordance with these articles.

Conversion Price	1	initially the conversion price is $2.22919419; and

	2	subsequently the conversion price shall be as amended, if applicable, pursuant to article 3.4(e) of Schedule 1.

Convertible Securities	any shares or securities (other than Options) directly or indirectly convertible into or exchangeable for Class A Ordinary Shares or Class B Ordinary Shares.

Declined Securities	has the meaning given in article 6.3(a).

Drag Along Notice	has the meaning given in article 7(b).

DS Holder	a Class A Ordinary DS Holder, Class B Ordinary DS Holder, Restricted DS Holder, Series A Preference DS Holder and/or Series B Preference DS Holder (as the context indicates).

DS Interest	a Class A Ordinary DS Interest, Class B Ordinary DS Interest, Restricted DS Interest, Series A Preference DS Interest and/or Series B Preference DS Interest (as the context indicates).

electronic address	means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means.

Term	Meaning

electronic form	has the same meaning as in the Companies Act 2006.

electronic means	has the same meaning as in the Companies Act 2006.

Excess Shares	has the meaning given in article 8.1(a).

executed	means any mode of execution.

Exit	a sale of all the Shares or a Listing.

Founder Director	a director appointed by the holders of a majority of Class B Ordinary Shares.

Founding Shareholder	each of Scott Farquhar, Michael Alexander Cannon-Brookes, Skip Enterprises Pty Limited as trustee for the Farquhar Family Trust and Grokco Pty Limited as trustee for the Grok Trust.

Governmental Agency	any government, governmental, semi-governmental, administrative, fiscal, or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

Group	the company and each of its Subsidiaries from time to time and Group Company means any one of them.

holder	means in relation to shares, the member whose name is entered in the register of members as the holder of the shares.

Independent Director	has the meaning given in article 12.1(g).

Law or law

includes all laws, regulations, directives, statutes, subordinate legislation, common law and civil codes of any jurisdiction, all judgments, orders, notices, instructions, decisions and awards of any court or competent authority or tribunal (including a Governmental Agency) and all codes of practice having force of law, statutory guidance and policy notes.

Liquidation Value

the amount paid or credited on each Preference Share as paid on such Preference Share. For the avoidance of doubt, the Liquidation Value of a Preference DS Interest shall be the same as the underlying Preference Share which such Preference DS Interest represents.

Term	Meaning

Listing

the admission of the company to the list or the quotation of the Class B Ordinary Shares and/or Class A Ordinary Shares (including the Class B Ordinary Shares and Class A Ordinary Shares to which any Class B Ordinary Shares, Restricted Shares or Preference Shares convert (as appropriate)) on the quotation system of ASX, NASDAQ, NYSE or any other stock exchange.

Major Shareholder	a Shareholder who alone or together with its Affiliates holds Preference Shares or more than 10 percent of the issued Shares.

Management DS Holder	a DS Holder (other than a Founding Shareholder) who is an employee or a former employee of a Group Company.

Management Shareholder	a Shareholder (other than a Founding Shareholder) who is an employee or a former employee of a Group Company.

NASDAQ	the NASDAQ Stock Market.

Notice of Issue	has the meaning given in article 6.2(a).

NYSE	the New York Stock Exchange.

Offer Period	has the meaning given in article 8.1(a).

Offered Securities	has the meaning given in article 6.2(a).

Office	means the registered office of the company.

Options	any rights, warrants or options to subscribe for or purchase Restricted Shares, Class A Ordinary Shares, Class B Ordinary Shares or Convertible Securities.

Permitted Class B Ordinary Transferee	1

a trust for the benefit of that Class B Ordinary Shareholder or persons other than the Class B Ordinary Shareholder, if such transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Ordinary Shareholder, in each case so long as the Class B Ordinary Shareholder has sole dispositive power and exclusive Voting Control with respect to the Class B Ordinary Shares held by such trust;

	2	a pension, profit sharing, stock bonus or other type of plan or trust of which that Class B Ordinary Shareholder is a

Term	Meaning

participant or beneficiary; provided that in each case such Class B Ordinary Shareholder has sole dispositive power and exclusive Voting Control with respect to the Class B Ordinary Shares held in such account, plan or trust;

3

a corporation, partnership or limited liability company in which that Class B Ordinary Shareholder directly, or indirectly through one or more Permitted Class B Ordinary Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as the case may be, or otherwise has legally enforceable rights, such that the Class B Ordinary Shareholder retains sole dispositive power and exclusive Voting Control with respect to the Class B Ordinary Shares held by such corporation, partnership or limited liability company, as the case may be; or

	4	an Affiliate.

Permitted Series B	1	a trust for the benefit of that Series B Preference

Preference Transferee	Shareholder or persons other than the Series B Preference

Shareholder, if such transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Series B Preference Shareholder, in each case so long as the Series B Preference Shareholder has sole dispositive power and exclusive Voting Control with respect to the Series B Preference Shares held by such trust;

2

a pension, profit sharing, stock bonus or other type of plan or trust of which that Series B Preference Shareholder is a participant or beneficiary; provided that in each case such Series B Preference Shareholder has sole dispositive power and exclusive Voting Control with respect to the Series B Preference Shares held in such account, plan or trust;

3

a corporation, partnership or limited liability company in which that Series B Preference Shareholder directly, or indirectly through one or more Permitted Series B Preference Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as the case may be, or otherwise has legally enforceable rights, such that the Series B Preference Shareholder retains sole dispositive power and exclusive Voting Control with respect to the Series B Preference Shares held by such corporation, partnership or limited liability company, as the case may be; or

	4	an Affiliate.

Preference DS Holder a	Series A Preference DS Holder or a Series B Preference DS Holder.

Preference DS Interest a	Series A Preference DS Interest or a Series B Preference DS Interest.

Term	Meaning

Preference Share	a Series A Preference Share or a Series B Preference Share.

Preference Shareholder	a holder of Series A Preference Shares or Series B Preference Shares.

Proportional Entitlement

in respect of a Shareholder, a fraction which is the number of Shares held by such Shareholder on an as converted basis divided by the total number of Securities in issue in the capital of the Company on as converted basis.

For the purposes this definition, the total number of Securities in issue in the capital of the Company on an as-converted basis at any particular time means:

(1) the Relevant Number of Class A Ordinary Shares issuable upon conversion of all Series A Preference Shares in issue at such time (determined in accordance with these articles at the prevailing Conversion Price);

(2) the Relevant Number of Class B Ordinary Shares issuable upon conversion of all Series B Preference Shares in issue at such time (determined in accordance with these articles at the prevailing Conversion Price);

(3) the number of all Class B Ordinary Shares in issue at such time;

(4) the number of all Class A Ordinary Shares in issue at such time;

(5) the number of all Restricted Shares in issue at such time; and

(6) the number of all Options in issue at such time.

Further, for the purposes of this definition, the total number of Shares held by such Shareholder on an as converted basis at any particular time has the meaning given in paragraphs (1) ,(2) and (3) (as applicable) above.

Proposing Transferor	a Shareholder which proposes to transfer Shares or a DS Holder which proposes to transfer DS Interests (as the context indicates).

Qualified Listing

a Listing in which the offering price is equal to at least 2 (two) times the Liquidation Value per Share and the market capitalisation of the company immediately following the offering is equal to at least USD500,000,000.

Recipient Shareholder	has the meaning given in article 8.1(a).

Relevant Agreement	any agreement to which some or all of the Shareholders (in their capacity as Shareholders in the company) and the company are party relating to the business and affairs of the company.

Relevant Number	1	in respect of a Series A Preference Share, has the meaning

Term	Meaning

given in article 3.4(c) of Schedule 1; and

2

in respect of a Series B Preference Share, has the meaning given in article 3.4(c) of Schedule 1 (with references to Series A Preference Shares in that article deemed to be references to Series B Preference Shares for the purpose of the calculation of the conversion of Series B Preference Shares under these articles).

Relevant Shareholders	the Shareholders who are parties to the Relevant Agreement from time to time.

Restricted DS Holder	a holder of a Restricted DS Interest.

Restricted DS Interest

if a Restricted Share is held by an Approved Depositary, any security, depositary receipt, document of title or other document created by the Approved Depositary and representing such Restricted Share deposited with the Approved Depositary.

Restricted Share	a restricted share issued by the company.

Restricted Shareholder	a holder of Restricted Shares.

Sale Shares	has the meaning given in article 8.1(a).

seal	means the common seal (if any) of the company and an official seal (if any) kept by the company by virtue of section 50 of the Companies Act 2006, or either of them as the case may require.

secretary	means the secretary of the company or any other person appointed to perform the duties of the secretary of the company, including a joint, assistant or deputy secretary.

Securities	shares, debentures, stocks, bonds, notes, interests in a managed investment scheme, units, warrants, options, derivative instruments, or any other securities.

Series A Preference DS Holder	a holder of a Series A Preference DS Interest.

Series A Preference DS Interest

if a Series A Preference Share is held by an Approved Depositary, any security, depositary receipt, document of title or other document created by the Approved Depositary and representing such Series A

Term	Meaning

Preference Share deposited with the Approved Depositary.

Series A Preference Share	a series A preference share issued by the company.

Series A Preference Shareholder	a holder of Series A Preference Shares.

Series B Preference Director	a person who is appointed as a director of the company by the Series B Preference Majority.

Series B Preference DS Holder	a holder of a Series B Preference DS Interest.

Series B Preference DS Interest

if a Series B Preference Share is held by an Approved Depositary, any security, depositary receipt, document of title or other document created by the Approved Depositary and representing such Series B Preference Share deposited with the Approved Depositary.

Series B Preference Majority	the holder or holders of a majority of the Series B Preference Shares.

Series B Preference Share	a series B preference share issued by the company.

Series B Preference Shareholder	a holder of Series B Preference Shares.

Share or share	a share in the capital of the company.

Shareholder or shareholder	a holder from time to time of any Share.

Shareholder Majority	at the time of calculation, Shareholders holding in aggregate at least

70% of all voting rights attached to the Shares of the company in issue at such time

For the purposes of determining whether the requisite majority is achieved for the purposes of this definition of Shareholder Majority:

1

any Series A Preference Shares in issue at the time the calculation is undertaken must be considered to have been converted into the Relevant Number of Class A Ordinary Shares (in accordance with these articles at the prevailing Conversion Price), and the voting

Term	Meaning

rights attaching to such Relevant Number of Class A Ordinary Shares must be included in the calculation (reflective of the voting rights thereof by the Series A Preference Shareholder of such Series A Preference Shares);

	2	any Series B Preference Shares in issue at the time the calculation is undertaken must be considered to have been converted into:

(a) if there are no Class B Ordinary Shares in issue at such time, the Relevant Number of Class A Ordinary Shares (in accordance with these articles at the prevailing Conversion Price); or

(b) if there are Class B Ordinary Shares in issue at such time, the Relevant Number of Class B Ordinary Shares (in accordance with these articles at the prevailing Conversion Price),

and the voting rights attaching to such Relevant Number of Class A Ordinary Shares or Class B Ordinary Shares (as applicable) must be included in the calculation (reflective of the voting rights thereof by the Series B Preference Shareholder of such Series B Preference Shares);

3

the voting rights attaching to any Class A Ordinary Shares in issue at the time the calculation is undertaken must be included in the calculation (reflective of the voting rights thereof by the Class A Ordinary Shareholder of such Class A Ordinary Shares);

4

the voting rights attaching to any Class B Ordinary Shares in issue at the time the calculation is undertaken must be included in the calculation (reflective of the voting rights thereof by the Class B Ordinary Shareholder of such Class B Ordinary Shares);

5

any Restricted Shares in issue at the time the calculation is undertaken must not be considered to be in issue and must not be included in the calculation notwithstanding any effort or attempt to vote such Restricted Shares by the Restricted Shareholder of such Restricted Shares; and

	6	any Options in issue at the time the calculation is undertaken must be considered to have lapsed and must not be included in the calculation.

Special Board	a resolution of directors passed by the Board, including a Series B

Resolution	Preference Director and a Founder Director.

Subsidiary	has the same meaning as in section 1159 of the Companies Act 2006.

Tag Along Notice	has the meaning given in article 9(b).

Tag Along Option	the option granted to each Preference Shareholder pursuant to article 9 to participate in any sale of shares to a Third Party.

Tag Along Proportion	in respect of the Proposing Transferor, the number of Shares which the Proposing Transferor is entitled to sell as determined in

Term	Meaning

accordance with article 9(f).

Tag Along Shareholder	has the meaning given in article 9(f).

Third Party	a person other than the company or a Shareholder.

transfer

of a Share means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such Share or any legal or beneficial interest in such Share, whether direct or indirect, whether or not for value and whether voluntary or involuntary or by operation of law.

Transfer Date	has the meaning given in article 8.2(b).

Transfer Notice	has the meaning given in article 8.1(a).

Transfer Price	has the meaning given in article 8.1(a).

Transmission Event	the death or bankruptcy of a member or any other circumstances whereby as a result of operation of law a person becomes entitled to the Shares held by a member.

Uncertificated Securities Rules

means any provision of the Acts relating to the holding, evidencing of title to or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision, including the Uncertificated Securities Regulations 2001.

Valuer	the president from time to time of the Institute of Chartered Accountants or the nominee of that president.

Voting Control	with respect to a Share means the exclusive power (whether directly or indirectly) to vote or direct the voting of such share by proxy, voting agreement, or otherwise.

1.2                                       Interpretation

(a)                                         In these articles, references to a share being in uncertificated form are references to that share being an uncertificated unit of a security and references to a share being in certificated form are references to that share being a certificated unit of a security, provided that any reference to a share in uncertificated form applies only to a share of a class which is, for the time being, a participating security, and only for so long as it remains a participating security.

(b)                                         A reference in these articles to a partly paid share is a reference to a share on which there is an amount unpaid.

(c)                                          A reference in these articles to a call or an amount called in respect of a share includes a reference to an amount that, by the terms of issue of a share, becomes payable on issue or at a fixed date.

(d)                                         A member is to be taken to be present at a general meeting if the member is present in person or by proxy or corporate representative.

(e)                                          A chairperson appointed under these articles may be referred to as chairman or chairwoman, or as chair, as appropriate.

(f)                                           A reference in these articles in general terms to a person holding or occupying a particular office or position includes a reference to any person who occupies or performs the duties of that office or position for the time being.

(g)                                          A reference to a voting right attaching to a Share is taken to be a reference to the number of votes that may be cast in respect of that Share at a general meeting on a poll.

(h)                                         A reference to ‘$’ means the lawful currency of the United States of America unless expressly noted as “£” in which case such reference will be to the lawful currency of the United Kingdom.

(i)                                             In these articles, unless the contrary intention appears:

(1)                                         the singular includes the plural and the plural includes the singular;

(2)                                         words of any gender include all genders;

(3)                                         a reference to a person includes any individual, company, partnership, joint venture, association, corporation, firm or other body corporate, unincorporated association and any Government Agency;

(4)                                         a reference to a person includes that person’s successors and legal personal representatives; and

(5)                                         a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.

(j)                                            In these articles:

(1)                                         references to writing include references to typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form, whether sent or supplied in electronic form or made available on a website or otherwise;

(2)                                         the words and phrases “other”, “otherwise”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible; and

(3)                                         references to a power are to a power of any kind, whether administrative, discretionary or otherwise.

(k)                                         In these articles, headings and bold type are for convenience only and do not affect its interpretation.

1.3                                       Application of the Acts

(a)                                         Unless the contrary intention appears, an expression in an article that deals with a matter dealt with by a provision of the Acts or the Uncertificated Securities Rules has the same meaning as in that provision of the Acts.

(b)                                         Subject to article 1.3(a), unless the contrary intention appears, an expression in an article that is used in the Acts or the Uncertificated Securities Rules has the same meaning as in the Acts or the Uncertificated Securities Rules.

1.4                                       Exercise of powers

(a)                                         The company may, in any way the Acts permit:

(1)                                         exercise any power;

(2)                                         take any action; or

(3)                                         engage in any conduct or procedure,

which, under the Acts, a public company limited by shares may exercise, take or engage in.

(b)                                         Where these articles provide that a person or body may do a particular act or thing, the act or thing may be done at the person’s discretion.

(c)                                          Where these articles confer a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the same manner and subject to the same conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing.

(d)                                         Where these articles confer a power to do a particular thing in respect of particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that thing in respect of some only of those matters or in respect of a particular class or particular classes of those matters and to make different provision in respect of different matters or different classes of matters.

(e)                                          Where these articles confer a power to make appointments to any office or position, the power is, unless the contrary intention appears and subject to the Acts, to be taken to include a power:

(1)                                         to appoint a person to act in the office or position until a person is appointed to the office or position;

(2)                                         subject to any contract between the company and the relevant person, to remove or suspend any person appointed, with or without cause; and

(3)                                         to appoint another person temporarily in the place of any person so removed or suspended or in place of any sick or absent holder of the office or position.

(f)                                           Where these articles confer a power or impose a duty then, unless the contrary intention appears, the power may be exercised and the duty must be performed from time to time as the occasion requires.

(g)                                          Where these articles confer a power or impose a duty on the holder of an office as such then, unless the contrary intention appears, the power may be exercised and the duty must be performed by the holder for the time being of the office.

(h)                                         Where these articles confer power on a person or body to delegate a function or power:

2 Liability of Members

(1)                                         the delegation may be concurrent with, or (except in the case of a delegation by the board of directors) to the exclusion of, the performance or exercise of that function or power by the person or body;

(2)                                         the delegation may be either general or limited in any manner provided in the terms of delegation;

(3)                                         the delegation need not be to a specified person but may be to any person from time to time holding, occupying or performing the duties of a specified office or position;

(4)                                         the delegation may include the power to delegate;

(5)                                         where the performance or exercise of that function or power is dependent on the opinion, belief or state of mind of that person or body in relation to a matter, that function or power may be performed or exercised by the delegate on the opinion, belief or state of mind of the delegate in relation to that matter; and

(6)                                         the function or power so delegated, when performed or exercised by the delegate, is to be taken to have been performed or exercised by the person or body.

1.5                                       Single member company

If at any time the company has only one member then, unless the contrary intention appears:

(a)                                         a reference in an article to ‘the members’ is a reference to that member; and

(b)                                         without limiting article 1.5(a), an article which confers a power or imposes an obligation on the members to do a particular thing confers that power or imposes that obligation on that member.

1.6                                       Exclusion of other regulations

No regulations or model articles contained in any statute or subordinate legislation including without prejudice to such generality, the regulations contained in Table A to the Companies Act 1985 and the Companies (Model Articles) Regulations 2008 shall apply as the articles of the company.

2                                                 Liability of Members

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

3                                                 Share capital

3.1                                       Shares

(a)                                         Subject to the remaining provisions of this article 3.1 and article 6:

(1)                                         the directors are generally and unconditionally authorised for the purposes of section 551 of the Companies Act 2006 to exercise all the powers of the company to allot shares in the company, and grant rights to subscribe for, or to convert any security into, shares in the

3 Share capital

company (‘Rights’) up to an aggregate nominal amount of $10 billion at any time or times during the period of five years from the date on which these articles are adopted, save that the company may before this authority expires make any offer or agreement which would, or might, require shares to be allotted or Rights to be granted after the authority expires, and the directors may allot shares or grant Rights in pursuance of any such offer or agreement as if this authority had not expired;

(2)                                         the authority given to the directors to allot shares and grant rights to subscribe for or convert securities into shares of the company under article 3.1(a)(1) may be renewed, revoked or varied by ordinary resolution; and

(3)                                         in accordance with section 570 of the Companies Act 2006, the directors are hereby generally empowered to allot equity securities (as defined in section 560 of the Companies Act 2006) pursuant to the authority conferred by article 3.1(a)(1), as if section 561(1) of the Companies Act 2006 did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal amount of $10 billion; and shall expire on the date falling five years after the adoption of these articles (unless renewed, varied or revoked by the company prior to or on that date), save that the company may, before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this article has expired.

(b)                                         Without prejudice to any rights conferred on the holders of any existing shares or class of shares, the company may by ordinary resolution decide or, if the company has not so determined, the directors may decide:

(1)                                         the persons to whom shares are issued or options are granted;

(2)                                         the terms on which shares are issued or options are granted; and

(3)                                         the rights and restrictions attached to those shares and options.

(c)                                          In the event that rights and restrictions attaching to shares are determined by ordinary resolution or by the directors pursuant to article 3.1(b), those rights and restrictions shall apply, in particular in place of any rights or restrictions that would otherwise apply by virtue of the Companies Act 2006 in the absence of any provisions in the articles of a company, as if those rights and restrictions were set out in the articles.

(d)                                         Save as is permitted by section 586(2) of the Companies Act 2006, no shares of the company may be allotted unless they are paid up at least as to one-quarter of their nominal value and the whole of any premium.

3.2                                       Share Certificates

(a)                                         On becoming the holder of any share other than a share in uncertificated form, the company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

(b)                                         Every certificate must specify:

(1)                                         in respect of how many shares, of what class, it is issued;

(2)                                         the nominal value of those shares;

(3)                                         the amount paid up on the shares; and

(4)                                         any distinguishing numbers assigned to them.

(c)                                          No certificate may be issued in respect of shares of more than one class.

(d)                                         If more than one person holds a share, only one certificate may be issued in respect of it and delivery of a certificate to whichever of the joint holders’ names appears first on the register of members in respect of the joint holding shall be a sufficient delivery to all of them.

(e)                                          Certificates must:

(1)                                         have affixed to them the company’s common seal, or

(2)                                         be otherwise executed in accordance with the Acts.

(f)                                           If a certificate issued in respect of a shareholder’s shares is:

(1)                                         damaged or defaced, or

(2)                                         said to be lost, stolen or destroyed, that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

(g)                                          A shareholder exercising the right to be issued with a replacement certificate:

(1)                                         may at the same time exercise the right to be issued with a single certificate or separate certificates;

(2)                                         must return the certificate which is to be replaced to the company if it is damaged or defaced; and

(3)                                         must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

(h)                                         Every share certificate issued by the company must contain the following words: “ The Shares the subject of this share certificate are subject to restrictions on transfer under the company’s articles of association.”

3.3                                       Shareholder rights

(a)                                         The Class A Ordinary Shareholders have the rights in respect of Class A Ordinary Shares which are set out in part 1 of Schedule 1.

(b)                                         The Class B Ordinary Shareholders have the rights in respect of Class B Ordinary Shares which are set out in part 2 of Schedule 1.

(c)                                          The Series A Preference Shareholders have the rights in respect of Series A Preference Shares which are set out in part 3 of Schedule 1.

(d)                                         The Series B Preference Shareholders have the rights in respect of Series B Preference Shares which are set out in part 4 of Schedule 1.

(e)                                          The Restricted Shareholders have the rights in respect of Restricted Shares which are set out in part 5 of Schedule 1.

3.4                                       Preference and Redeemable shares

Preference Shares

(a)                                         The company may issue preference shares including preference shares which are, or at the option of the company or holder are, liable to be redeemed or convertible into ordinary shares.

(b)                                         Each preference share confers on the holder a right to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at the rate and on the basis decided by the directors under the terms of issue.

(c)                                          In addition to the preferential dividend and rights on winding up, each preference share may participate with the ordinary shares in profits and assets of the company, including on a winding up, if and to the extent the directors decide under the terms of issue.

(d)                                         The preferential dividend may be cumulative only if and to the extent the directors decide under the terms of issue, and will otherwise be non cumulative.

(e)                                          Each preference share confers on its holder the right in a winding up and on redemption to payment in priority to the ordinary shares of:

(1)                                         the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and

(2)                                         any additional amount specified in the terms of issue.

(f)                                           To the extent the directors may decide under the terms of issue, a preference share may confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.

(g)                                          A preference share does not confer on its holder any right to participate in the profits or property of the company except as set out above.

(h)                                         A preference share which does not have voting rights specified in Schedule 1 does not entitle its holder to vote at any general meeting of the company except in the following circumstances:

(1)                                         on any of the proposals specified in article 3.4(i) below:

(2)                                         on a resolution to approve the terms of a buyback agreement;

(3)                                         during a period in which a dividend or part of a dividend on the share is in arrears; or

(4)                                         during the winding up of the company.

(i)                                             The proposals referred to in article 3.4(h)(1) are proposals:

(1)                                         to reduce the share capital of the company;

(2)                                         that affect rights attached to the share;

(3)                                         to wind up the company; or

(4)                                         for the disposoal of the whole of the property, business and undertaking of the company.

(j)                                            The holder of a preference share who is entitled to vote in respect of that share under article 3.4(h) is, on a poll, entitled to the number of votes specified in, or determined in accordance with, the terms of issue for the share.

(k)                                         In the case of a redeemable preference share, the company must, at the time and place for redemption specified in, or determined in accordance with, the terms of issue for the share, redeem the share and, on receiving a redemption notice under the terms of issue, pay to or at the direction of the holder the amount payable on redemption of the share.

(l)                                             A holder of a preference share must not transfer or purport to transfer, and the directors must not register a transfer of, the share if the transfer would contravene any restrictions on the right to transfer the share set out in the terms of issue for the share.

Redeemable Shares

(m)                                     Any share (including non-preference shares) may be issued which is or is to be liable to be redeemed at the option of the company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such share.

(n)                                         In the event that rights and restrictions attaching to shares are determined by the directors pursuant to this article, those rights and restrictions shall apply, in particular in place of any rights or restrictions that would otherwise apply by virtue of the Companies Act 2006 in the absence of any provisions in the articles of a company, as if those rights and restrictions were set out in the articles.

(o)                                         Despite any other provisions in these articles, the redemption of any redeemable shares issued at the time of incorporation of the company will not be subject to any restrictions or require any other approvals (other than approval of the Board) and such redemption will not trigger or affect any rights attaching to any classes of shares (except for the shares the subject of the redemption).

3.5                                       Variation of class rights

Unless otherwise provided by the terms of issue of a class of shares:

(a)                                         all or any of the rights or privileges attached to the class may be varied, whether or not the company is being wound up, only with the consent in writing of the holders of three-quarters of the issued shares of that class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class;

(b)                                         the provisions of these articles relating to general meetings apply, so far as they can and with such changes as are necessary, to each separate meeting of the holders of the issued shares of that class, except that the necessary quorum shall be (i) at any such meeting other than an adjourned meeting, two persons together holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question (excluding any shares of that class held as treasury shares); and (ii) at any adjourned meeting, one person holding shares of the class in question (other than treasury shares) or his proxy; and

(c)                                          the rights conferred on the holders of the shares of that class are to be taken as not having been varied by: (i) the creation or issue of further shares ranking equally with them; or (ii) the purchase by the company of any of its own shares or the holding of such shares as treasury shares.

3.6                                       Alteration of share capital

(a)                                         The company may by ordinary resolution alter its share capital in any manner permitted by law.

(b)                                         Where fractions of shares are or would otherwise be created by an alteration of share capital under article 3.6(a), or any other difficulty arises in regard to the alteration of share capital, the directors may settle such difficulty as they see fit, including without limitation:

(1)                                           making cash payments;

(2)                                         deciding that fractions of shares are to be disregarded or rounded down to the nearest whole share; or

(3)                                         subject to compliance with the Acts, deciding that fractions of shares are to be rounded up to the nearest whole share by capitalising any amount available for capitalisation under article 15.2 even though some only of the members may participate in that capitalisation.

3.7                                       Equitable and other claims

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the company as holding any share upon any trust and the

4 Calls, forfeiture, lien and surrender

company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share or (except only as these articles or by law otherwise provided) any other right in respect of any share other than an absolute right to the whole of the share in the holder.

3.8                                       Currency

(a)                                         An amount payable to the holder of a share, whether by way of or on account of dividend, return of capital, participation in the property of the company on a winding up or otherwise, may be paid, with the agreement of the holder or pursuant to the terms of issue of the share, in any currency and the directors may fix a date up to 30 days before the payment date as the date on which any applicable exchange rate will be determined for that purpose.

(b)                                         Where an Approved Depositary has elected or agreed to receive dividends in a foreign currency, the board may in its discretion approve the entering into of arrangements with the Approved Depositary to enable payment of the dividend in such foreign currency for value on the date on which the relevant dividend is paid, or on such other date as the board may determine.

3.9                                       Payment of commissions

The company may exercise the powers of paying commissions conferred by the Acts. Any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares, or partly in one way and partly in the other and may be in respect of a conditional or an absolute subscription.

3.10                                Uncertificated shares

(a)                                         Without prejudice to any powers which the company or the directors may have to issue, allot, dispose of, convert, or otherwise deal with or make arrangements in relation to shares and other securities in any form:

(1)                                         the holding of shares in uncertificated form and the transfer of title to such shares by means of a relevant system shall be permitted; and

(2)                                         the company may issue shares in uncertificated form and may convert shares from certificated form to uncertificated form and vice versa.

(b)                                         If and to the extent that any provision of these articles is inconsistent with such holding or transfer as is referred to in paragraph (a) of this article or with any provision of the Uncertificated Securities Rules, it shall not apply to any share in uncertificated form.

3.11                                Separate holdings of shares in certificated and uncertificated form

Notwithstanding anything else contained in these articles, where any class of shares is, for the time being, a participating security, unless the directors otherwise determine, shares of any such class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings.

4                                                Calls, forfeiture, lien and surrender

4.1                                      Calls

(a)                                        Subject to these articles and to the terms on which any shares are issued, the directors may:

(1)                                         make calls on the members for any amount unpaid on their shares which is not by the terms of issue of those shares made payable at fixed times; and

(2)                                         on the issue of shares, differentiate between members as to the amount of calls to be paid and the time for the payment.

(b)                                         The directors may require a call to be paid by instalments.

(c)                                          Subject to receiving at least 14 clear days’ notice specifying the time and place of payment, each member must pay to the company by the time and at the place so specified the amount called on the member’s shares.

(d)                                         A call is to be taken as having been made when the resolution of the directors authorising the call was passed.

(e)                                          The directors may revoke or postpone a call or extend the time for payment (in whole or in part) prior to receipt by the company of an amount due under the call.

(f)                                           Failure of a member to receive a notice of a call by, or the accidental failure to give notice of a call to a member, does not invalidate the call.

(g)                                          If an amount called on a share is not paid in full by the time appointed for payment, the person from whom the amount is due must pay interest on the unpaid part of the amount from the date specified for payment to the date of actual payment, at a rate determined under article 4.9.

(h)                                         Any amount unpaid on a share that, by the terms of issue of the share, becomes payable on issue or at a fixed date:

(1)                                         is treated for the purposes of these articles as if that amount was payable pursuant to a call duly made and notified; and

(2)                                         must be paid on the date on which it is payable under the terms of issue of the share.

(i)                                             A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(j)                                           The directors may, to the extent the law permits, waive or compromise all or any part of any payment due to the company under the terms of issue of a share or under this article 4.1.

(k)                                         For the avoidance of doubt, no call shall be made on or with respect to any share which has been fully paid.

(l)                                             The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

4.2                                       Proceedings for recovery of calls

(a)                                         In an action or other proceedings to recover a call, or interest or costs or expenses incurred because of the failure to pay or late payment of a call, proof that:

(1)                                         the name of the defendant is entered in the register as the holder or one of the holders of the share on which the call is claimed;

(2)                                         the resolution making the call is recorded in the minute book; and

(3)                                         notice of the call was given to the defendant complying with these articles,

is conclusive evidence of the debt and it is not necessary to prove the appointment or committee membership of the directors who made the call or any other matter.

(b)                                         In article 4.2(a), ‘defendant’ includes a person against whom the company alleges a set-off or counterclaim and ‘action or other proceedings to recover a call’ is to be interpreted accordingly.

4.3                                       Payments in advance of calls

(a)                                         The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called.

(b)                                         The directors may authorise payment by the company of interest on the whole or any part of an amount accepted under article 4.3(a), until the amount becomes payable, at a rate agreed between the directors and the member paying the amount.

4.4                                       Forfeiting partly paid shares

(a)                                         If a member fails to pay the whole of a call or instalment of a call by the time specified for payment, the directors may serve a notice on that member:

(1)                                         requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs, expenses or damages that may have been incurred by the company by reason of the non-payment or late payment of the call or instalment;

(2)                                         naming a further day (at least 14 clear days after the date of service of the notice) by which, and a place at which, the amount payable under article 4.4(a)(1) is to be paid; and

(3)                                         stating that, in the event of non-payment of the whole of the amount payable under article 4.4(a)(1) by the time and at the place named, the shares in respect of which the call was made will be liable to be forfeited.

(b)                                         If the requirements of a notice served under article 4.4(a) are not complied with, the directors may by resolution forfeit any share concerning which the notice was given at any time after the day named in the notice and before the payment required by the notice is made.

(c)                                          A forfeiture under article 4.4(b) includes all dividends, interest and other amounts payable by the company on the forfeited share and not actually paid before the forfeiture.

(d)                                         Where a share has been forfeited:

(1)                                         notice of the resolution must be given to the member in whose name the share stood immediately before the forfeiture; and

(2)                                         an entry of the forfeiture, with the date, must be made in the register of members.

(e)                                          Failure to give the notice or to make the entry required under article 4.4(d) does not invalidate the forfeiture.

(f)                                           A forfeited share becomes the property of the company and the directors may sell, reissue or otherwise dispose of the share as they think fit and, in the case of reissue or other disposal, with or without crediting as paid up any amount paid on the share by any former holder.

(g)                                          A person whose shares have been forfeited ceases to be a member as to the forfeited shares, but must, if the directors decide, pay to the company:

(1)                                         all calls, instalments, interest, costs, expenses and damages owing in respect of the shares at the time of the forfeiture; and

(2)                                        interest on the unpaid part of the amount payable under article 4.4(g)(1), from the date of the forfeiture to the date of actual payment, at a rate determined under article 4.9.

(h)                                         Except as otherwise provided by these articles, the forfeiture of a share extinguishes all interest in, and all claims and demands against the company relating to, the forfeited share and all other rights attached to the share.

(i)                                           The directors may:

(1)                                         exempt a share from all or any part of this article 4.4;

(2)                                         waive or compromise all or any part of any payment due to the company under this article 4.4; and

(3)                                         before a forfeited share has been sold, reissued or otherwise disposed of, annul the forfeiture on the conditions they decide.

4.5                                       Indemnity for payments by the company

If the company becomes liable under any law to make any payment:

(a)                                         in respect of shares held solely or jointly by a member;

(b)                                         in respect of a transfer or transmission of shares by a member;

(c)                                          in respect of dividends, bonuses or other amount due or payable or which may become due and payable to a member; or

(d)                                        otherwise for or on account of or in respect of a member,

whether as a consequence of:

(e)                                          the death of that member;

(f)                                           the non-payment of any income tax, capital gains tax, wealth tax or other tax by that member or the legal personal representative of that member; or

(g)                                          the non-payment of any estate, probate, succession, death, stamp or other duty by that member or the legal personal representative of that member,

then, in addition to any right or remedy that the law may confer on the company:

(h)                                        the member or, if the member is dead, the member’s legal personal representative, must:

(1)                                        fully indemnify the company against that liability;

(2)                                         reimburse the company for any payment made under or as a consequence of that law immediately on demand by the company; and

(3)                                         pay interest on so much of the amount payable to the company under article 4.5(h)(2) as is unpaid from time to time, from the date the company makes a payment under that law until the date the company is reimbursed in full for that payment under article 4.5(h)(2), at a rate determined under article 4.9;

(i)                                            the company has a lien over all dividends and other amounts payable in respect of the shares held solely or jointly by that member or that member’s legal personal representative for all amounts payable to the company under this article 4.5;

(j)                                            the company may refuse to register a transfer of any shares by or to that member or that member’s legal personal representative until all amounts payable to the company under this article 4.5 have been paid; and

(k)                                         the directors may:

(1)                                        exempt a share from all or any part of this article 4.5; and

(2)                                         waive or compromise all or any part of any payment due to the company under this article 4.5.

4.6                                      Lien on shares

(a)                                         The company has a first lien on each partly paid share for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share.

(b)                                         The company’s lien on a share extends to all dividends payable on the share and to the proceeds of sale of the share.

(c)                                          The directors may sell any share on which the company has a lien in such manner as they think fit where:

(1)                                         an amount in respect of which a lien exists under this article 4.6 is presently payable; and

(2)                                         the company has, at least 14 clear days before the date of the sale, given to the registered holder of the share written notice stating the part of the amount for which the lien exists that is presently payable, demanding payment of that amount, and stating that if the notice is not complied with the shares may be sold.

(d)                                         Where the company registers a transfer of shares on which the company has a lien without giving to the transferee notice of its claim, the company’s lien is released so far as it relates to amounts owing by the transferor or any predecessor in title on the shares transferred.

(e)                                          The directors may:

(1)                                        exempt a share from all or any part of this article 4.6; and

(2)                                         waive or compromise all or any part of any payment due to the company under this article 4.6.

4.7                                       Surrender of shares

(a)                                         The directors may accept a surrender of a share by way of compromise of any claim as to whether or not that share has been validly issued or in any other case where the surrender is within the powers of the company.

(b)                                         Any share so surrendered may be sold, reissued or otherwise disposed of in the same manner as a forfeited share.

4.8                                       Procedures after sale, reissue or other disposal of shares by the company

(a)                                         A reference in this article 4.8 to a sale of a share is a reference to:

(1)                                         any sale, reissue or other disposal of a forfeited share under article 4.4(f) or a surrendered share under article 4.7; and

(2)                                         any sale of a share over which the company has a lien under article 4.6(c).

(b)                                         After the company has sold a share, the directors may:

(1)                                        receive the purchase money or consideration given for the share;

(2)                                         effect a transfer of the share or execute or appoint a person to execute, on behalf of the former holder, a transfer of the share; and

5 Transfer and transmission of shares

(3)                                        register as the holder of the share the person to whom the share is sold.

(c)                                          A person to whom the company sells shares need not take any steps to investigate the regularity or validity of the sale, or to see how the purchase money or consideration on the sale is applied. That person’s title to the shares is not affected by any irregularity by the company before the sale or the exercise of the company’s lien on the shares (as applicable).

(d)                                         The proceeds of a sale of shares under these articles must be applied in paying:

(1)                                        first, the expenses of the sale;

(2)                                         second, all amounts presently payable by the former holder whose shares have been sold,

and the balance (if any) must be paid (subject to any lien that exists under article 4.6 in respect of amounts not presently payable) to the former holder on the former holder delivering to the company the certificate for the shares that have been disposed of or such other proof of title as the directors may accept.

(e)                                          A statutory declaration by a director or secretary of the company that a share in the company has been:

(1)                                        duly forfeited under article 4.4(b);

(2)                                         duly sold, reissued or otherwise disposed of under article 4.4(f) or article 4.7; or

(3)                                        duly sold under article 4.6(c),

on a date stated in the statement is conclusive evidence of the facts stated as against all persons claiming to be entitled to the share and of the right of the company or the directors to forfeit, sell, reissue or otherwise dispose of the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture or disposal of the share.

4.9                                       Interest payable by member

(a)                                         For the purposes of articles 4.1(g), 4.4(g)(2) and 4.5(h)(3), the rate of interest payable to the company is:

(1)                                        if the directors have fixed a rate, that rate; or

(2)                                         in any other case, the appropriate rate (as defined in the Companies Act 2006).

(b)                                         Interest payable under articles 4.1(g), 4.4(g)(2) and 4.5(h)(3) accrues daily and may be capitalised monthly or at such other intervals the directors decide.

5                                                 Transfer and transmission of shares

5.1                                       Transfer of shares

(a)                                        Subject to these articles and to the rights or restrictions attached to any shares or class of shares, a member may transfer any of the member’s shares by an instrument in writing in any usual form or in any other form approved by the directors.

(b)                                         Where any class of shares is, for the time being, a participating security, title to shares of that class which are recorded on an operator register of members as being held in uncertificated form may be transferred by means of the relevant system concerned. The transfer may not be in favour of more than four transferees.

(c)                                         An instrument of transfer referred to in article 5.1(a) must:

(1)                                         be signed by or on behalf of both the transferor and the transferee unless the instrument of transfer relates only to fully paid shares and the directors have dispensed with signature by the transferee or the transfer of the shares is effected by a document which is, or documents which together are, a sufficient transfer of those shares under the Acts;

(2)                                        if required by law to be stamped, be duly stamped; and

(3)                                         be left for registration at the Office, or at such other place as the directors decide, with the certificate for the shares to which it relates or any other evidence the directors require to prove the transferor’s title or right to the shares and the transferee’s right to be registered as the owner of the shares.

(d)                                         Subject to the powers vested in the directors to refuse a transfer which is not permitted by article 5.2 and subject to article 5.1, where the company receives an instrument of transfer complying with article 5.1(c), the company must register the transferee named in the instrument as the holder of the shares to which it relates.

(e)                                          No fee shall be charged for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.

(f)                                           A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members as the holder of the shares.

(g)                                          The company may retain a registered instrument of transfer for any period the directors decide.

(h)                                        Except in the case of fraud, the company must return any instrument of transfer which the directors decline to register to the person who deposited it with the company.

(i)                                            The directors may, to the extent permitted by law, waive all or any part of the requirements of this article 5.1.

(j)                                           Nothing in these articles shall preclude the directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

5.2                                       General

(a)                                         A Shareholder or DS Holder (other than a Management Shareholder or Management DS Holder) must not transfer any Shares or DS Interests except in accordance with articles 5.3, 7, 8, 9 or 10.

(b)                                         A Management Shareholder or Management DS Holder must not transfer any Shares or DS Interests except in accordance with articles 5.3, 7, 9 or 10.

5.3                               Allowable transfers

(a)                                         A Preference Shareholder or Preference DS Holder may transfer any of its Shares or DS Interests to:

(1)                                         an Affiliate provided that if such transferee ceases to be an Affiliate in relation to the Preference Shareholder or Preference DS Holder it must, within 15 Business Days of so ceasing, transfer the Shares or DS Interests held by it to the Preference Shareholder or Preference DS Holder or any other Affiliate of the Preference Shareholder or Preference DS Holder; and

(2)                                        any other Preference Shareholder or Preference DS Holder.

(b)                                         A Shareholder or DS Holder may transfer Shares or DS Interests to a nominee or trustee for that person and any such nominee or trustee may transfer Shares or DS Interests to any other nominee or trustee or to the beneficiary provided that no transfer pursuant to this article 5.3(b) shall be for value and no beneficial interest in the Shares or DS Interests passes as a result of the transfer.

(c)                                          A Share or DS Interest may be transferred by a natural person, to a member of that person’s family (other than to any person who is a minor) or to the trustee or trustees of a family trust set up for the benefit of a member of that person’s family provided that no transfer pursuant to this article 5.3(c) shall be for value and a person acquiring Shares or DS Interests pursuant to this article is not entitled to transfer any Shares or DS Interests except for a transfer to the person from whom the transferee acquired the Shares or DS Interests.

(d)                                         Despite any other provisions of these articles, a Shareholder or DS Holder may transfer any of its Shares or DS Interests to any person:

(1)                                        with the prior written consent of the Shareholder Majority; or

(2)                                        with the prior approval of the Board.

(e)                                          Despite any other provisions of these articles or the rights attaching to any Shares, an Approved Depositary may transfer any Shares held by the Approved Depositary to a DS Holder as part of the surrender of their DS Interest and such transfer shall not in any way result in the rights attaching to such Shares being varied or, if applicable, result in the automatic conversion of any Shares in accordance with the provisions of Schedule 1 to these articles.

5.4                                        Power to decline registration of transfers

(a)                                         Subject to article 5.1 and any special rights conferred on the holders of any shares or class of shares, the directors may, in their absolute discretion, decline to register any transfer of shares.

(b)                                         The directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where the company is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Rules to register the transfer.

(c)                                          If the directors refuse to register a transfer of a share, they shall as soon as practicable and in any event within two months after the date on which the transfer was lodged with the company (in the case of a transfer of a share in certificated form) or the date on which the operator-instruction was received by the company (in the case of a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form) send to the transferee notice of the refusal together with reasons for the refusal. The directors shall send such further information about the reasons for the refusal to the transferee as the transferee may reasonably request.

6 Share Issues

5.5                                       Transmission of shares

(a)                                         Where a member dies, the only persons the company will recognise as having any title to the member’s shares or any benefits accruing on those shares are:

(1)                                         the legal personal representative of the deceased, where the deceased was a sole holder; and

(2)                                         the survivor, where the deceased was a joint holder.

(b)                                         Article 5.5(a) does not release the estate of a deceased member from any liability on a share, whether that share was held by the deceased solely or jointly with other persons.

(c)                                          A person who becomes entitled to a share because of a Transmission Event may, on producing any evidence the directors require to prove that person’s entitlement to the share, choose:

(1)                                         to be registered as the holder of the share by signing and giving the company a written notice stating that choice; or

(2)                                         to nominate some other person to be registered as the transferee of the share by executing or effecting in some other way a transfer of the share to that other person.

(d)                                         The provisions of these articles concerning the right to transfer shares, and the registration of transfers of shares apply, so far as they can and with any necessary changes, to any transfer under article 5.5(c) as if the relevant Transmission Event had not occurred and the transfer were signed by the registered holder of the share.

(e)                                          For the purpose of these articles, where two or more persons are jointly entitled to a share because of a Transmission Event they will, on being registered as the holders of the share, be taken to hold the share as joint tenants.

(f)                                           A person who becomes entitled to a share because of a Transmission Event shall, after giving any evidence the directors require to prove that person’s entitled to the share, have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any general meeting or at any separate meeting of the holders of any class of shares. A person entitled to a share who has elected for that share to be transferred to some other person pursuant to article 5.5(c)(2) shall cease to be entitled to any rights in relation to such share upon that other person being registered as the holder of that share.

(g)                                          Despite article 5.5(a), the directors may register a transfer of shares signed by a member before a Transmission Event even though the company has notice of the Transmission Event.

6                                                 Share Issues

6.1                                       General prohibition on issue

The company must not issue or grant any right to be issued Securities before a Listing except in accordance with the procedure in this article 6.

6.2                                       Further Share issues

(a)                                        If the company proposes to issue any Securities, and if the required approval has been given under article 12.6(g):

7 Drag Along Option

(1)                                         the Securities must be offered to the Relevant Shareholders in the same proportion as their current holdings of Shares; and

(2)                                         the offer must be made by notice in writing to each such Relevant Shareholder (Notice of Issue) specifying:

(A)                                      the number of Securities to be issued (Offered Securities);

(B)                                      the issue price and the other terms of the offer;

(C)                                       the number of Securities the Relevant Shareholder is entitled to purchase based on the Relevant Shareholder’s Proportional Entitlement;

(D)                                      the date by which the offer will if not accepted be deemed to be declined (Acceptance Date); and

(E)                                       that the Relevant Shareholder should indicate the number if any of Offered Securities in excess of its Proportional Entitlement that it wants to take up (Additional Securities).

6.3                                       Allocation of Offered Securities

(a)                                         If a Relevant Shareholder does not take up some or all of its entitlement to the Offered Securities by the Acceptance Date (Declined Securities), the company must allocate the Declined Securities to the Relevant Shareholders which specified a desire to take up Additional Securities (Accepting Shareholders).

(b)                                         If the number of Declined Securities is less than the number of Additional Securities specified by Relevant Shareholders, the number of Declined Securities allocated to each of the Accepting Shareholders shall be calculated pro rata based upon their Proportional Entitlement or as otherwise agreed by the Accepting Shareholders. For the purpose of this article 6.3(b), the Proportional Entitlement of Accepting Shareholders shall be calculated as if the Shares held by the Accepting Shareholders were the only Shares in issue.

6.4                                       Issue of excess Securities

Any Offered Securities not allocated in the above manner must be dealt within in the manner approved by the Board.

6.5                                       Exception to the pre-emption regime

Articles 6.1 to 6.4 do not apply to the issue of:

(a)                                         Shares, Options or other equity under the Atlassian Employee Share Scheme (including upon the exercise of any Options issued under an Atlassian Employee Share Scheme);

(b)                                         Shares pursuant to the conversion of Series A Preference Shares to Class A Ordinary Shares, or Series B Preference Shares to Class A Ordinary Shares or Class B Ordinary Shares or Restricted Shares to Class A Ordinary Shares in accordance with these articles;

(c)                                          Shares that were approved by Board resolution, including the Series B Preference Director and at least one Founder Director; provided that the resolution contains an explicit acknowledgement that the pre-emption regime in this article 6 would not apply; or

(d)                                        Shares as part of a Qualified Listing.

7                                                 Drag Along Option

(a)                                         The Shareholder Majority may require all of the other Shareholders or DS Holders to transfer their Shares or DS Interests to a Third Party if:

(1)                                         the Shareholder Majority has received an arm’s length offer or invitation in good faith for the sale and transfer to a Third Party of all of the Shares or DS Interests;

(2)                                         the terms of transfer are no less favourable to the other Shareholders or DS Holders than those agreed between the Shareholder Majority and the Third Party;

(3)                                         the consideration to be received by the Shareholders or DS Holders in connection with such transfer consists solely of cash and/or freely and immediately tradable public company securities from a company with an aggregate “public float” immediately prior to such transaction of not less than $500,000,000;

(4)                                         if any of the company’s Shareholders or DS Holders (in their capacity as Shareholders or DS Holders) are given an option as to the form and consideration to be received in connection with such transaction, all Shareholders or DS Holders are given the same option with respect to any Shares or DS Interests held by such Shareholder or DS Holder;

(5)                                         none of the Preference Shareholders or Preference DS Holders, the Series B Preference Director or their Affiliates is or will be required to be bound by any non-compete, non-solicitation or similar covenant or agreement;

(6)                                         no Shareholder or DS Holder shall be responsible for indemnifying the Third Party (or its Affiliates) in excess of:

(A)                                       its pro rata share of any general indemnification obligation of all Shareholders or DS Holders; or

(B)                                      the proceeds received by such Shareholder or DS Holder,

and in no event shall any Shareholder or DS Holder have any liability for breaches of representations and warranties of any other Shareholder or DS Holder (other than its Affiliates); and

(7)                                         the purchase price to be paid on each Preference Share or Preference DS Interest in connection with such Transaction is equal to at least 2 (two) times the Liquidation Value of such Share or Preference DS Interest.

(b)                                         If the Shareholder Majority wants to exercise the right in article 7(a) it must send a notice to the other Shareholders or DS Holders and the company (Drag Along Notice) setting out the terms on which Shares or DS Interests are to be sold and the date for completion of the sale and containing copies of the documents required to be executed to effect the transfer.

(c)                                          If the Shareholder Majority exercises the right in article 7(a) the Shareholders or DS Holders must do all things and execute such documentation as is necessary or required by the Shareholder Majority to effect the proposed sale to the Third Party including, without limitation, executing where applicable a share sale agreement and share transfer forms on terms which are approved by the Shareholder Majority.

(d)                                         A Drag Along Notice and all obligations under it will lapse if the Shareholder Majority do not sell and transfer all of the Shares or DS Interests which they hold to the Third Party referred to in the Drag Along Notice.

8 Pre-emption rights

(e)                          Articles 7(a) to 7(d) (inclusive) do not have any force and effect on and from a Qualified Listing.

8                                                 Pre-emption rights

8.1                                       Transfer Notice

(a)                                         Subject to article 5.2 and any Relevant Agreement, if a Shareholder or DS Holder (other than a Management Shareholder or Management DS Holder) wishes to transfer Shares or DS Interests other than under articles 5.3, 7, 9 or 10, that person must serve a notice (Transfer Notice) on the company and on each other non-Management Shareholder or non-Management DS Holder (Recipient Shareholders), specifying:

(1)                                        the number of Shares or DS Interests to be transferred (Sale Shares);

(2)                                        the price of the Sale Shares (Transfer Price);

(3)                                         that in the event of competition between Recipient Shareholders the Sale Shares will be sold to Recipient Shareholders on the basis of each Recipient Shareholder’s Proportional Entitlement;

(4)                                         that a Recipient Shareholder wishing to purchase Sale Shares must serve written notice on the company within 20 Business Days of the date of the Transfer Notice (Offer Period), specifying the number of Sale Shares that the Recipient Shareholder wishes to purchase (any Shares above the Recipient Shareholder’s Proportional Entitlement being Excess Shares); and

(5)                                        any other terms of the proposed transfer.

(b)                                         The Transfer Notice constitutes the company as the Proposing Transferor’s agent for the sale of the Sale Shares on the terms of the Transfer Notice.

(c)                                          The Offer Period will commence on the date on which the company informs Recipient Shareholders of the Transfer Price.

8.2                                       Allocation of Sale Shares

(a)                                         After the expiry of the Offer Period, the Board must serve a notice (Allocation Notice) on each Recipient Shareholder which has applied for Sale Shares specifying the allocation of the Sale Shares, such Sale Shares to be allocated as follows:

(1)                                         if acceptances for Sale Shares are equal to or less than the number of Sale Shares the Board must, subject to article 8.4, allocate the number applied for in accordance with applications; or

(2)                                         if acceptances for Sale Shares are more than the number of Sale Shares the Board must first allocate to each Recipient Shareholder that person’s Proportional Entitlement (or the lesser number applied for) and must then allocate to each Recipient Shareholder who applied for Excess Shares, the number of Excess Shares applied for or, in the event of competition, the number of Excess Shares to which such party is entitled based on the Proportional Entitlement of all Recipient Shareholders applying for Excess Shares.

(b)                                         The Allocation Notice will specify the time for completion of the transfer of the Sale Shares (Transfer Date).

9 Tag Along Option

8.3                                      Transfer of Sale Shares

On the Transfer Date, the Proposing Transferor must on payment of the Transfer Price transfer the Sale Shares specified in the Allocation Notices to the relevant Recipient Shareholders.

8.4                                       Revocation

(a)                                         If the Transfer Notice contained a condition that unless all Sale Shares were sold no Sale Shares would be sold, and the number of Sale Shares applied for is less than the total number of Sale Shares, the Allocation Notice must:

(1)                                         invite Recipient Shareholders to apply for additional Sale Shares within 10 Business Days of the date of the Allocation Notice; and

(2)                                         indicate that completion of the sale of the Sale Shares shall take place on the Transfer Date subject to the condition being satisfied.

(b)                                         If on the Transfer Date the condition referred to in article 8.4(a) is not satisfied the Proposing Transferor may choose to:

(1)                                         sell all or any of the Sale Shares to a Third Party pursuant to article 8.5; or

(2)                                         sell part of the Sale Shares to the Recipient Shareholders in proportion to the allocations determined under article 8.2 and retain or sell the remainder of the Sale Shares to a Third Party pursuant to article 8.5; or

(3)                                         retain all or any of the Sale Shares.

8.5                                       Remaining Sale Shares

The Proposing Transferor may transfer any Sale Shares not sold in accordance with articles 8.2 to 8.4, to a Third Party within 6 months after the date of the Transfer Notice, provided that:

(a)                                         such transfer is not at a price or on terms and conditions which are, in the aggregate, more favourable to the Third Party than the price and terms and conditions which are contained in the Transfer Notice; and

(b)                                         the Proposing Transferor has, if required, complied with article 9.

9                                                 Tag Along Option

(a)                                         A Preference Shareholder or Preference DS Holder has a Tag Along Option if:

(1)                                         a Proposing Transferor has given a Transfer Notice under article 8.1; and

(2)                                         the Proposing Transferor desires to sell any Sale Shares to a Third Party in accordance with article 8.5.

(b)                                         A Preference Shareholder or Preference DS Holder may only exercise the Tag Along Option by:

(1)                                         giving a notice (Tag Along Notice) to the Proposing Transferor indicating that the Preference Shareholder or Preference DS Holder elects to exercise its Tag Along Option; and

(2)                                         giving a copy of the Tag Along Notice to the company,

10 Exit and reorganisation

no less than 10 Business Days prior to the transfer of any Sale Shares to a Third Party in accordance with article 8.5.

(c)                                          A Preference Shareholder or Preference DS Holder who serves a Tag Along Notice may elect to sell some or all of the Preference Shares or Preference DS Interests held by it to the Third Party nominated in the Transfer Notice. A Tag Along Notice must state the number of Preference Shares or Preference DS Interests that the Preference Shareholder or Preference DS Holder wishes to sell.

(d)                                         The terms and conditions of sale of the Preference Shares or Preference DS Interests which are the subject of the Tag Along Notice must be no less favourable to the Preference Shareholder or Preference DS Holder than the terms and conditions of the sale of Preference Shares or Preference DS Interests by the Proposing Transferor to the Third Party.

(e)                                          The Proposing Transferor must use all reasonable endeavours to cause the Third Party purchaser to accept Preference Shares or Preference DS Interests on the basis that such Preference Shares or Preference DS Interests will be converted to Class A Ordinary Shares or Class A Ordinary DS Interests, or Class B Ordinary Shares or Class B Ordinary DS Interests (as relevant) at the time of completion of the share acquisition, and the company must convert or procure the conversion of any Preference Shares or Preference DS Interests the subject of a Tag Along Notice into Class A Ordinary Shares or Class A Ordinary DS Interests, or Class B Ordinary Shares or Class B Ordinary DS Interests (as relevant) immediately prior to the completion of the transaction in order to allow the Preference Shareholder or Preference DS Holder to enjoy the benefits of the Tag Along Option provided in this article 9.

(f)                                           In the event that the number of Shares or DS Interests proposed to be sold by the Proposing Transferor and by the Preference Shareholders or Preference DS Holders who have served Tag Along Notices (the Tag Along Shareholders) exceeds the number of Shares or DS Interests that the Third Party purchaser is willing to purchase, then the number of Shares or DS Interests or Preference Shares or Preference DS Interests that each of the Proposing Transferor and Tag Along Shareholders may sell to the Third Party purchaser will be scaled back on a proportionate basis, such that the total number of Shares or DS Interests and Preference Shares or Preference DS Interests that the Proposing Transferor and Tag Along Shareholders may sell is equal to the total number of Shares or DS Interests and Preference Shares or Preference DS Interests that the Third Party purchaser is willing to purchase.

(g)                                          If a Preference Shareholder or Preference DS Holder serves a Tag Along Notice:

(1)                                         the Proposing Transferor must not sell the Sale Shares and the company must not register any transfer of any such Sale Shares unless the Third Party purchases the Shares or DS Interests which are the subject of the Tag Along Notice in accordance with this article 9 at the same time as the Third Party acquires the Sale Shares; and

(2)                                         the Proposing Transferor is not entitled to sell or otherwise transfer any of the Sale Shares to the Third Party in excess of the Tag Along Proportion.

10                                          Exit and reorganisation

10.1                                Implementation of Exit

If the Shareholder Majority proposes that an Exit be implemented and such Exit meets the criteria in article 7(a)(3) each Shareholder and DS Holder must:

(a)                                         do all things and provide all such assistance as the Shareholder Majority may reasonably require; and

(b)                                         exercise all rights the Shareholder and DS Holder has in relation to the company and their DS Interest to procure (so far as such person is able) that an Exit is achieved in accordance with such proposal.

10.2                                No warranties from Preference Shareholder or Preference DS Holder

No Preference Shareholder or Preference DS Holder will give any representations, warranties, indemnities or guarantees in respect of a transfer of its Shares or DS Interests except representations as to the ownership by it of such Shares or DS Interests.

10.3                                Listing and reorganisation

(a)                                         If the Board resolves:

(1)                                         to seek a Qualified Listing of the company;

(2)                                         to amalgamate or reconstruct all or any of the Group Companies;

(3)                                         to take any action which would facilitate a Qualified Listing of an Affiliate of the company; or

(4)                                         to move the domicile of the company or of the Group to a different jurisdiction or to interpose holding companies (including foreign corporations) above the company, the Shareholders and DS Holders must, to the extent permitted by Law:

(5)                                         use all reasonable endeavours to ensure that such Qualified Listing is effected or such amalgamation, reconstruction or other action is completed as soon as possible; and

(6)                                         do all things (including without limitation, passing any resolution) and execute such documentation as is necessary or required by the Board to effect the Qualified Listing (including documentation customarily required to give effect to the escrow arrangements contemplated by articles 10.3(d) and 10.3(e)) or other reorganisation or restructure transaction.

(b)                                         If the Board resolves to seek a Qualified Listing of the company, the Board may lift any transfer restrictions in these articles to allow Shareholders or DS Holders to participate in the Qualified Listing in respect of some or all of their Shares or DS Interests.

(c)                                          Immediately prior to, but conditional on, a Qualified Listing, the share capital of the company shall be reorganised in order to facilitate the Listing unless the Board resolves otherwise.

(d)                                         In respect of any Shares or DS Interests not transferred by a Shareholder or DS Holder on a Qualified Listing, the Shareholder or DS Holder must not transfer such Shares or DS Interests for a period of 180 days (or such shorter period as resolved by the Board which is permitted by the terms of the applicable underwriting agreement) after the Qualified Listing. The provisions of this article 10.3(d) shall not prevent an Approved Depositary from transferring Shares to a

11 General meetings

DS Holder as part of the surrender of their DS Interest, provided that following such transfer the Shareholder will remain subject to the provisions of this article.

(e)                                          In respect of any Shares that are issued or DS Interests that are created after the Qualified Listing as a result of the exercise of Options that were in issue immediately prior to the Qualified Listing, the holder of those Shares or DS Interests must not transfer such Shares or DS Interests for a period of 180 days (or such shorter period as resolved by the Board in a manner permitted by the terms of the applicable underwriting agreement) after the Qualified Listing. The provisions of this article 10.3(e) shall not prevent an Approved Depositary from transferring Shares to a DS Holder as part of the surrender of their DS Interest, provided that following such transfer the Shareholder will remain subject to the provisions of this article.

(f)                                           The restrictions in articles 10.3(d) and 10.3(e) do not apply to Shares issued by the company or Shares or DS Interests sold by a Shareholder or DS Holder pursuant to the Qualified Listing.

11                                          General meetings

11.1                                Calling general meetings

(a)                                         The directors may, whenever they think fit, call and arrange to hold a general meeting. If there are no sufficient directors to form a quorum in order to call a general meeting, any director may call a general meeting.

(b)                                         A general meeting may be convened only as provided by this article 11.1 or as otherwise required by the Acts.

11.2                                Notice of annual general meetings and other general meetings

(a)                                         An annual general meeting and all other general meetings of the company shall be called by at least such minimum period of notice as is prescribed or permitted under the Acts.

(b)                                         The content of a notice of a meeting called by directors is to be decided by the directors, but must state the place, the date and the time of the meeting and the general nature of the business to be transacted, and in the case of an annual general meeting shall specify the meeting as such. Where the company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

(c)                                          Subject to the provisions of these articles and to any rights or restrictions attached to any shares, notices shall be given to all members, to all persons entitled to a share in consequence of a Transmission Event and to the directors and auditors of the company.

(d)                                         The accidental omission to give notice of a meeting to, or the failure to give notice due to circumstances beyond the company’s control to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

11.3                                Admission to general meetings

(a)                                        The chairperson of a general meeting may take any action they consider appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of, the meeting any person who fails to comply with security arrangements for the meeting or is or may disrupt the orderly conduct of the meeting, including any person:

(1)                                        in possession of a pictorial-recording or sound-recording device;

(2)                                        in possession of a placard or banner;

(3)                                         in possession of an article considered by the chairperson to be dangerous, offensive or liable to cause disruption;

(4)                                         who refuses to produce or to permit examination of any article, or the contents of any article, in the person’s possession;

(5)                                         who refuses to comply with searches or other security arrangements (including requiring evidence of identity to be produced before entering the meeting and placing restrictions on the items of personal property which may be taken into the meeting) as the chairperson considers appropriate in the circumstances;

(6)                                         who behaves or threatens to behave in a dangerous, offensive or disruptive manner; or

(7)                                         who is not:

(A)                                       a member or a proxy or corporate representative of a member;

(B)                                       a director;

(C)                                       an auditor of the company; or

(D)                                       a person requested by the directors or chairperson to attend the meeting.

(b)                                         The chairperson of the meeting may permit persons who are not members of the company or otherwise entitled to exercise the rights of members in relation to general meetings to attend and, at the chairperson of the meeting’s discretion, speak at a general meeting or at any separate class meeting.

11.4                                Quorum at general meetings

(a)                                         No business may be transacted at any general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b)                                         A quorum consists of:

(1)                                         if the number of members entitled to vote is 2 or more — 2 of those members; or

(2)                                         if only one member is entitled to vote — that member, present at the meeting.

(c)                                          If a quorum is not present within 30 minutes after the time appointed for a general meeting, or if during a meeting a quorum ceases to be present:

(1)                                         where the meeting was convened on the requisition of members, the meeting must be dissolved; or

(2)                                         in any other case, the meeting stands adjourned and (subject to the provisions of the Acts) the chairperson of the meeting shall either specify the time and place to which it is adjourned or state that it is adjourned to such time and place as the directors may determine. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting must be dissolved.

11.5                                Chairperson of general meetings

(a)                                         The chairperson of directors must (if present within 15 minutes after the time appointed for the meeting and willing to act) preside as chairperson at each general meeting.

(b)                                         If at a general meeting there is no chairperson of directors or the chairperson of directors is not present within 15 minutes after the time appointed for the meeting or is not willing to act as chairperson of the meeting, one of the other directors must act as chairperson.

(c)                                          If no director is present within 15 minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be the chairperson of the meeting.

11.6                        Conduct of general meetings and adjournment

(a)                                         The chairperson of a general meeting is responsible for the general conduct of the meeting and for the procedures to be adopted at the meeting and may require the adoption of any procedures which are in his or her opinion necessary or desirable for:

(1)                                         proper and orderly debate or discussion, including limiting the time that a person may speak on a motion or other item of business before the meeting; and

(2)                                         the proper and orderly casting or recording of votes at the general meeting, whether on a show of hands or on a poll, including the appointment of scrutineers.

(b)                                         Without prejudice to any power of adjournment they may have under these articles or at common law:

(1)                                         the chairperson of the meeting may, with the consent of the meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting;

(2)                                         the chairperson of the meeting may, without the consent of the meeting, adjourn the meeting before or after it has commenced, if the chairperson of the meeting considers that:

(A)                                       there is not enough room for the number of members and proxies who wish to attend the meeting;

(B)                                       the behaviour of anyone present prevents, or is likely to prevent, the orderly conduct of the business of the meeting;

(C)                                       an adjournment is necessary to protect the safety of any person attending the meeting; or

(D)                                       an adjournment is otherwise necessary in order for the business of the meeting to be properly carried out.

If so adjourned, the chairperson of the meeting shall either specify the time and place to which it is adjourned or state that it is adjourned to such time and place as the directors may determine.

(c)                                          No business may be transacted at an adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(d)                                         Subject to the provisions of the Acts, where a meeting is adjourned notice need not be given to any person unless the meeting is adjourned for 14 days or more, in which case at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted.

(e)                                          In the case of any general meeting, the directors may make arrangements for simultaneous attendance and participation by electronic means allowing persons not present together at the same place to attend, speak and vote at the meeting (including the use of satellite meeting places). Where a meeting of members is held at two or more venues using any form of technology:

(1)                                         a member participating in the meeting is to be taken to be present in person at the meeting and shall be counted in the quorum and entitled to vote;

(2)                                         all the provisions in these articles relating to meetings of members apply, so far as they can and with such changes as are necessary, to meetings of the members using that technology; and

(3)                                         the meeting is to be taken to be held at the place determined by the chairperson of the general meeting as long as at least one of the members involved was at that place for the duration of the general meeting.

(f)                                           If the technology used in accordance with the requirement of article 11.6(e) encounters a technical difficulty, whether before or during the meeting, which results in a member not being able to participate in the meeting, the chairperson may, subject to the Acts, allow the meeting to continue or may, without the consent of the meeting, interrupt or adjourn the meeting either for such reasonable period as may be required to fix the technology or to such other time and location as the chairperson deems appropriate. All business conducted at the general meeting up to the point of the adjournment shall be valid.

11.7                                Decisions at general meetings

(a)                                         Except in the case of any resolution which as a matter of law requires a special resolution or requires the consent of certain members, or of members holding certain shares, questions arising at a general meeting shall be decided by an ordinary resolution. A decision made in this way is for all purposes a decision of the members.

(b)                                         A resolution put to the vote of a general meeting must be decided on a show of hands, unless a poll is demanded by:

(1)                                         the chairperson of the meeting; or

(2)                                         any member present and having the right to vote at the meeting,

before a show of hands is held or before the result of the show of hands is declared or immediately after the result of the show of hands is declared.

(c)                                          A demand for a poll does not prevent a general meeting continuing to transact any business except the question on which the poll is demanded.

(d)                                         Unless a poll is duly demanded, a declaration by the chairperson of a general meeting that a resolution has on a show of hands been carried or carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

(e)                                          If a poll is duly demanded at a general meeting, it is to be taken in such manner as the chairperson of the meeting directs and subject to article 11.7(f) either at once or within 30 days of the poll being demanded. The result of the poll as declared by the chairperson is the resolution of the meeting at which the poll was demanded.

(f)                                           A poll demanded at a general meeting on the election of a chairperson of the meeting or on a question of adjournment must be taken immediately.

(g)                                          No notice need be given of a poll not taken during the meeting if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice must be given specifying the time and place at which the poll is to be taken.

(h)                                         The demand for a poll may be withdrawn with the chairperson’s consent and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

11.8                                Voting rights

(a)                                         Subject to these articles and to any rights or restrictions attached to any shares or class of shares (including the voting rights attaching to Class B Ordinary Shares and Series B Preference Shares), at a general meeting:

(1)                                         on a show of hands:

(A)                                       every member who is present in person has one vote;

(B)                                       every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote, except that if the proxy has been duly appointed by more than one member entitled to vote on the resolution and is instructed by one or more of those members to vote for the resolution and by one or more others to vote against it, or is given discretion as to how to vote by one or more others (and wishes to use that discretion to vote in the other way) he has one vote for and one vote against the resolution; and

(C)                                       every corporate representative present who has been duly authorised by a corporation has the same voting rights as the corporation would be entitled to;

(2)                                         on a poll, every member present in person or by duly appointed proxy or corporate representative has one vote for each share of which he is the holder or in respect of which his appointment as proxy or corporate representative has been made; and

(3)                                         a member, proxy or corporate representative entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

(b)                                         A joint holder may vote at any meeting in person or by proxy or corporate representative as if that person were the sole holder. If more than one joint holder tenders a vote, the vote of the holder named first in the register must be accepted to the exclusion of the other or others.

(c)                                          A member is not entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares, either in person or by proxy, unless all calls and other amounts presently payable by that member in respect of shares in the company have been paid.

(d)                                         An objection to the qualification of a person to vote at a general meeting must be:

(1)                                         raised before or at the meeting at which the vote objected to is given or tendered; and

(2)                                         referred to the chairperson of the meeting, whose decision is final.

(e)                                          A vote not disallowed by the chairperson of a meeting under article 11.8(d) is valid for all purposes.

(f)                                           For the purposes of determining which persons are entitled to attend or vote at a general meeting and how many votes such persons may cast, the company may specify in the notice convening the meeting a time, being not more than 48 hours before the time fixed for the meeting (and for this purpose no account shall be taken of any part of a day that is not a working day), by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting.

(g)                                          A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, on a show of hands or on a poll, by any person authorised in that behalf by that court and the person so authorised may exercise other rights in relation to general meetings, including appointing a proxy. Evidence to the satisfaction of the directors of the authority of the person claiming the right to vote shall be delivered to the Office, or such other place as is specified in accordance with these articles for the delivery or receipt of appointments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

11.9                                Representation at general meetings

(a)                                         A member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the company. The appointment of a proxy shall be deemed also to confer authority to demand or join in demanding a poll. A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. References in these articles to an appointment of proxy include references to an appointment of multiple proxies.

(b)                                         A proxy or corporate representative may, but need not, be a member of the company.

(c)                                          A proxy or corporative representative may, in the instrument appointing such proxy or corporate representative, be appointed for all general meetings, or for any number of general meetings, or for a particular general meeting.

(d)                                         Where two or more valid appointments of proxy are received in respect of the same share in relation to the same meeting, the one which is last sent shall be treated as replacing and revoking the other or others. If the company is unable to determine which is last sent, the one which is last received shall be so treated. If the company is unable to determine either which is last sent or which is last received, none of such appointments shall be treated as valid in respect of that share.

(e)                                          An instrument appointing a proxy or corporate representative may direct the manner in which the proxy or corporate representative is to vote in respect of a particular resolution and, where an instrument so provides, the proxy or corporate representative is not entitled to vote on the proposed resolution except as directed in the instrument. Notwithstanding the foregoing, the company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him by the member he represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he represents the vote or votes cast shall nevertheless be valid for all purposes.

(f)                                           Subject to article 11.9(g), an instrument appointing a proxy need not be in any particular form as long as it is in writing, legally valid and signed by or on behalf of the appointer or the appointer’s attorney.

(g)                                          A proxy may not vote at a general meeting or adjourned meeting or on a poll unless the instrument appointing the proxy, and the authority under which the instrument is signed or a certified copy of the authority, are:

(1)                                         received at the Office, a fax number at the Office or at another place, fax number or electronic address specified for that purpose in the notice convening the meeting before the time specified in the notice (provided such time is no earlier than 48 hours before the meeting);

(2)                                         in the case of a meeting or an adjourned meeting, tabled at the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(3)                                         in the case of a poll, produced when the poll is taken.

(h)                                         The directors may waive all or any of the requirements of articles 11.9(f) and 11.9(g) and in particular may, on the production of such other evidence as the directors require to prove the validity of the appointment of a proxy, accept:

(1)                                         an oral appointment of a proxy;

(2)                                         an appointment of a proxy which is not signed in the manner required by article 11.9(f); and

(3)                                         the deposit, tabling or production of a copy (including a copy sent by fax) of an instrument appointing a proxy.

(i)                                             A vote given in accordance with the terms of an instrument appointing a proxy is valid despite:

(1)                                         a Transmission Event occurring in relation to the appointer; or

(2)                                         the revocation of the instrument or of the authority under which the instrument was executed,

if no written notice of the Transmission Event or revocation has been received by the company by the time and at one of the places at which the instrument appointing the proxy is required to be deposited, tabled or produced under article 11.9(g).

(j)                                            A vote given in accordance with the terms of an instrument appointing a proxy is valid despite the transfer of the share in respect of which the instrument was given, if the transfer is not registered by the time at which the instrument appointing the proxy is required to be deposited, tabled or produced under article 11.9(g).

(k)                                         The appointment of a proxy is not revoked by the appointer attending and taking part in the general meeting but, if the appointer votes on a resolution, the person acting as proxy for the appointer is not entitled to vote, and must not vote, as the appointer’s proxy on the resolution.

(l)                                             The following provisions shall apply in relation to corporations acting by representatives:

(1)                                         Subject to the provisions of the Acts, any corporation (other than the company itself) which is a member of the company may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the company, or at any separate meeting of the holders of any class of shares. The corporation shall for the purposes of these articles be deemed to be present in person at any such meeting if a person or persons so authorised is present at it. The company may require such person or persons to produce a certified copy of the resolution before permitting him to exercise his powers.

(2)                                         A vote given or poll demanded by a corporate representative shall be valid notwithstanding that he is no longer authorised to represent the

12 Directors

member unless notice of the termination was delivered in writing to the company at such place or address and by such time as is specified in article 11.9(g) for the receipt of an appointment of proxy.

11.10                         Amendments to special and ordinary resolutions

(a)                                         A special resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(1)                                         the chairperson of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(2)                                         the amendment does not go beyond what is necessary to correct a clear error in the resolution.

(b)                                         An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(1)                                         written notice of the terms of the proposed amendment and of the intention to move the amendment have been delivered to the company at the Office at least 48 hours before the time for holding the meeting or the adjourned meeting at which the ordinary resolution in question is proposed and the proposed amendment does not, in the reasonable opinion of the chairperson of the meeting, materially alter the scope of the resolution; or

(2)                                         the chairperson of the meeting, in their absolute discretion, decides that the proposed amendment may be considered or voted on.

(c)                                          With the consent of the chairperson of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is ruled out of order by the chairperson of the meeting, the proceedings on the resolution shall not be invalidated by any error in the ruling.

12                                          Directors

12.1                                Appointment and removal of directors

(a)                                         Subject to any Relevant Agreement and these articles there must be:

(1)                                         at least two directors; and

(2)                                         not more than the maximum number allowed under any Relevant Agreement and, if no Relevant Agreement is in place, 8 directors. Notwithstanding the foregoing, the maximum number of directors may be increased, from time to time, if approved by a majority of the Board (including approval by a Founder Director and a Series B Preference Director).

(b)                                         Subject to these articles and the Acts, the company may by resolution:

(1)                                         appoint a person who is willing to act as a director, and is permitted by law to do so, to be a director, either to fill a vacancy or as an additional director;

(2)                                         remove a director.

(c)                                          No person shall be appointed a director at any general meeting unless: (i) he is recommended by the directors; or (ii) not less than seven nor more than 35 days before the date appointed for holding the meeting, notice executed by a member qualified to vote on the appointment has been given to the company of the intention to propose that person for appointment, stating the particulars which would, if he were appointed, be required to be included in the company’s register of directors, together with notice executed by that person of his willingness to be appointed.

(d)                                         At a general meeting a motion for the appointment of two or more persons as directors by a single resolution shall not be made, unless a resolution that it shall be so made has first been agreed to by the meeting without any vote being given against it. For the purposes of this article a motion for approving a person’s appointment or for nominating a person for appointment shall be treated as a motion for his appointment.

(e)                                          The Series B Preference Majority may from time to time by notice to the company appoint one person as a director and remove such person as a director and appoint another person in their place.

(f)                                           The holders of a majority of Class B Ordinary Shares may from time to time by notice to the company appoint two persons as directors and remove such persons as directors and appoint others in their place.

(g)                                          The directors appointed pursuant to articles 12.1(e) and 12.1(f) may together appoint such further independent non-executive directors (each such director, an Independent Director) as they determine. For the avoidance of doubt, any directors appointed pursuant to this article 12.1(g) must be approved by a majority of the Board (including approval by a Founder Director).

(h)                                         The directors may, subject to articles 12.1(e)to 12.1(g), appoint any natural person who is willing to act as a director, and is permitted by law to do so, to be a director, either to fill a casual vacancy or as an addition to the existing directors, but the total number of directors must not at any time exceed the maximum number allowed under any Relevant Agreement or these articles.

(i)                                             Subject to this article 12.1 and article 12.2, and to the terms of any agreement entered into between the company and the relevant director, a director holds office until the director dies or is removed from office under this article 12.1.

12.2                                Vacation of office

The office of a director becomes vacant as soon as:

(a)                                         that person ceases to be a director by virtue of any provision of the Acts or is prohibited from being a director by law;

(b)                                         that person is removed from office under article 12.1;

or

(c)                                          if the director resigns by written notice to the company.

12.3                                Remuneration of directors

(a)                                         Subject to any Relevant Agreement, each director is entitled to such remuneration out of the funds of the company as the directors decide, but if the company in general meeting has fixed a limit on the amount of remuneration payable to the directors, the total remuneration of the directors under this article 12.3(a) must not exceed that limit.

(b)                                         Subject to any Relevant Agreement, the remuneration of directors may be:

(1)                                         a stated salary or a fixed sum for attendance at each meeting of directors, or both; or

(2)                                         a share of a fixed sum decided by the company in general meeting to be the remuneration payable to all directors which is to be divided between the directors in the proportions agreed between them or, failing agreement, equally,

and if it is a stated salary under article 12.3(b)(1) or a share of a fixed sum under article 12.3(b)(2), is to be taken to accrue from day to day.

(c)                                          Subject to any Relevant Agreement, in addition to their remuneration under article 12.3(a), the directors are entitled to be paid all travelling and other expenses properly incurred by them in connection with the affairs of the company, including attending and returning from general meetings of the company or meetings of the directors or of committees of the directors.

(d)                                         If a director renders or is called on to perform extra services or to make any special exertions in connection with the affairs of the company, the directors may, subject to any Relevant Agreement, arrange for a special remuneration to be paid to that director, either in addition to or in substitution for that director’s remuneration under article 12.3(a).

(e)                                          Nothing in article 12.3(a) restricts the remuneration to which a director may be entitled as an officer of the company or of a related body corporate in a capacity other than director, which may be either in addition to or in substitution for that director’s remuneration under article 12.3(a).

(f)                                           For the purposes of article 12.3(a), the maximum amount (if any) fixed by the company as remuneration payable to the directors does not include any amount paid by the company or related body corporate:

(1)                                         to a superannuation, retirement or pension fund for a director; or

(2)                                         for any insurance premium paid or agreed to be paid for a director under article 17.

(g)                                          Subject to any Relevant Agreement, the directors may:

(1)                                         at any time after a director dies or otherwise ceases to hold office as a director, pay to the director or a legal personal representative, spouse, relative or dependant of the director, in addition to the remuneration of that director under article 12.3(a), a pension or lump sum payment in respect of past services rendered by that director; and

(2)                                         cause the company to enter into a contract with the director for the purpose of providing for or giving effect to such a payment.

(h)                                         The directors may, subject to any Relevant Agreement, establish or support, or assist in the establishment or support of, funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to or in respect of a director or former director.

12.4                                Share qualification and directors right to attend and speak

(a)                                         A director need not hold any shares in the company as a qualification.

(b)                                         A director who is not a member of the company is entitled to attend and speak at general meetings and at meetings of the holders of a class of shares.

12.5                        Interested directors

(a)                                         Provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:

(1)                                         may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested;

(2)                                         may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the company is interested, and (i) he shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; (ii) he shall not infringe his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the company as a result of any such office or employment or any such transaction or arrangement or any interest in any such body corporate; (iii) he shall not be required to disclose to the company, or use in performing his duties as a director of the company, any confidential information relating to such office or employment if to make such a disclosure or use would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with such office or employment; (iv) he may absent himself from discussions, whether in meetings of the directors or otherwise, and exclude himself from information, which will or may relate to such office, employment, transaction, arrangement or interest; and (v) no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b)                                         For the purposes of article 12.5(a):

(1)                                         a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

(2)                                         an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his;

(3)                                         a director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a director, officer or employee of any Subsidiary of the company;

(4)                                         a director need not disclose an interest if it cannot be reasonably regarded as likely to give rise to a conflict of interest; and

(5)                                         a director need not disclose an interest if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware).

(c)                                          The directors may (subject to such terms and conditions, if any, as they may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation) authorise, to the fullest extent permitted by law:

(1)                                         any matter which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the company and which may reasonably be regarded as likely to give rise to a conflict of interest (including a conflict of interest and duty or conflict of duties); and

(2)                                         a director to accept or continue in any office, employment or position in addition to his office as a director of the company and, without prejudice to the generality of article 12.5(c)(1), may authorise the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, either before or at the time that such a conflict of interest arises, provided that the authorisation is effective only if (i) any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director, and (ii) the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

(d)                                         If a matter, or office, employment or position, has been authorised by the directors in accordance with article 12.5(c) then (subject to such terms and conditions, if any, as the directors may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation or the permissions set out below):

(1)                                         the director shall not be required to disclose to the company, or use in performing his duties as a director of the company, any confidential information relating to such matter, or such office, employment or position if to make such a disclosure or use would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter, or that office, employment or position;

(2)                                         the director may absent himself from discussions, whether in meetings of the directors or otherwise, and exclude himself from information, which will or may relate to that matter, or that office, employment or position; and

(3)                                         a director shall not, by reason of his office as a director of the company, be accountable to the company for any benefit which he derives from any such matter, or from any such office, employment or position.

(e)                                          Subject to the Acts and any Relevant Agreement, a director who is in any way interested in any contract or arrangement or proposed contract or arrangement may, despite that interest:

(1)                                         be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;

(2)                                         vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement; and

(3)                                         sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement.

(f)                                           Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more directors to offices or employments with the company or any body corporate in which the company is interested, the proposals may be divided and considered in relation to each director separately and (provided he is not for any reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

(g)                                          Subject to any Relevant Agreement, the directors may exercise the voting rights conferred by shares in any body corporate held or owned by the company in such manner in all respects as the directors think fit (including voting in favour of any resolution appointing a director as a director or other officer of that body corporate or voting for the payment of remuneration to the directors or other officers of that body corporate) and a director may, if permitted by law, vote in favour of the exercise of those voting rights even though he or she is, or may be about to be appointed, a director or other officer of that other body corporate and, as such, interested in the exercise of those voting rights.

(h)                                         Subject at all times to the duties of each director to the company and the shareholders at law, a director appointed by a shareholder may disclose to the shareholder any information relating to the company, its business or affairs obtained in his or her capacity as a director, provided that the passing of such information would not breach any obligation of confidentiality owed by the company to a third party. Neither a shareholder nor the company shall be entitled to raise any objection to the passing of information as permitted by this article nor allege any breach of any duty to the company as a result of such action.

12.6                                Powers and duties of directors

(a)                                         The business of the company shall be managed by the directors who, subject to the provisions of these articles, any Relevant Agreement and to any directions given by special resolution of the company to take, or refrain from taking, specified action, may exercise all the powers of the company. No alteration of these articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given.

(b)                                         Without limiting the general nature of article 12.6(a), the directors may exercise all the powers of the company to borrow or raise money in any other way, to charge any of the company’s property or business or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the company or of any other person.

(c)                                          The directors may pay out of the company’s funds all expenses of the promotion, formation and registration of the company and the vesting in it of the assets acquired by it.

(d)                                         The directors may decide to make provision for the benefit of persons employed or formerly employed by the company or any of its Subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the company or that Subsidiary.

(e)                                          Subject to any Relevant Agreement the directors may:

(1)                                         appoint or employ any person to be an officer, agent or attorney of the company for such purposes with the powers, discretions and duties (including powers, discretions and duties vested in or exercisable by the directors), for such period and on such conditions as they decide;

(2)                                         authorise an officer, agent or attorney to delegate any of the powers, discretions and duties vested in the officer, agent or attorney; and

(3)                                         subject to any contract between the company and the relevant officer, agent or attorney, remove or dismiss any officer, agent or attorney of the company at any time, with or without cause.

(f)                                           A power of attorney may contain such provisions for the protection and convenience of the attorney or persons dealing with the attorney as the directors decide.

(g)                                          Subject to the Acts, the company must not undertake the following matters unless first approved in writing by the Series B Preference Majority:

(1)                                         issuing any Securities with rights that are equivalent or senior to the Preference Shares provided that an issue of (i) Restricted Shares, Class A Ordinary Shares, Class B Ordinary Shares, and (ii) options, restricted securities and other types of restricted stock units convertible into Restricted Shares, Class A Ordinary Shares or Class B Ordinary Shares will not require the consent of the Series B Preference Majority;

(2)                                         declaring or paying a dividend other than dividends paid on a pro rata basis to all Shareholders who are entitled to payment of dividends;

(3)                                         undertaking a buy-back, capital reduction or return of capital other than an acquisition by the company of Securities held by a Management Shareholder whose employment with a Group Company has been terminated;

(4)                                         any decrease in the number of Class A Ordinary Shares, in the number of Class B Ordinary Shares or in the number of Preference Shares. For the avoidance of doubt, any decrease in the number of Class B Ordinary Shares or Preference Shares as a result of their conversion into Class A Ordinary Shares or Class B Ordinary Shares (as applicable) does not require the approval of the Series B Preference Majority;

(5)                                         any adverse change to the rights of the Preference Shares;

(6)                                         any increase or reduction in the authorised number of directors.

12.7                                Proceedings of directors

(a)                                         Subject to the provisions of these articles, the directors may meet together to attend to business and adjourn and regulate their meetings as they decide.

(b)                                         A meeting of the directors may be held using any technology consented to by all the participating directors (Approved Technology) and the consent may be a standing one. The contemporaneous linking together by Approved Technology of a number of the directors sufficient to constitute a quorum, constitutes a meeting of the directors and all the provisions in these articles relating to meetings of the directors apply, so far as they can and with such changes as are necessary, to meetings of the directors by Approved Technology.

(c)                                          A director participating in a meeting by Approved Technology is to be taken to be present in person at the meeting.

(d)                                         A meeting by Approved Technology is to be taken to be held at the place determined by the chairperson of the meeting as long as at least one of the directors involved was at that place for the duration of the meeting.

(e)                                          If, before or during the meeting, any technical difficulty occurs as a result of which one or more directors cease to participate, the chairperson may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting.

12.8                                Convening meetings of directors

(a)                                         A director may, whenever the director thinks fit, convene a meeting of the directors.

(b)                                         A secretary must, on the requisition of a director, convene a meeting of the directors.

12.9                                Notice of meetings of directors

(a)                                         Subject to these articles and any Relevant Agreement, notice of a meeting of directors must be given to each person who is at the time of giving the notice:

(1)                                         a director, other than a director on leave of absence approved by the directors; or

(2)                                         an alternate director appointed under article 12.14 by a director on leave of absence approved by the directors.

(b)                                         Unless the Series B Preference Director and all Founder Directors agree otherwise, a notice of a meeting of directors:

(1)                                         must specify the time and place of the meeting;

(2)                                         need not state the nature of the business to be transacted at the meeting;

(3)                                         must be given at least 72 hours before the meeting;

(4)                                         may be given in person or by post or by telephone, fax or other electronic means; and

(5)                                         is to be taken to have been given to an alternate director if it is given to the director who appointed that alternate director.

(c)                                          A director or alternate director may waive notice of any meeting of directors by notifying the company to that effect in person or by post, telephone, fax or other electronic means.

(d)                                         The non-receipt of notice of a meeting of directors by, or a failure to give notice of a meeting of directors to, a director does not invalidate any thing done or resolution passed at the meeting if:

(1)                                         the non-receipt or failure occurred by accident or error;

(2)                                         before or after the meeting, the director or an alternate director appointed by the director has waived or waives notice of that meeting under article 12.9(c) or has notified or notifies the company of his or her agreement to that thing or resolution personally or by post, telephone, fax or other electronic means; or

(3)                                         the director or an alternate director appointed by the director attended the meeting.

(e)                                          The non-receipt of notice of a meeting of directors by, or a failure to give notice of a meeting of directors to, an alternate director of a director on leave of absence approved by the directors does not invalidate any act, thing done or resolution passed at the meeting if:

(1)                                         the non-receipt or failure occurred by accident or error;

(2)                                         before or after the meeting, the alternate director or the director who appointed the alternate director or another alternate director appointed by that director has waived or waives notice of that meeting under article 12.9(c) or has notified or notifies the company of his or her agreement to that thing or resolution personally or by post, telephone, fax or other electronic means; or

(3)                                         the alternate director or the director who appointed the alternate director or another alternate director appointed by that director attended the meeting.

(f)                                           A person who attends a meeting of directors waives any objection that person may have to a failure to give notice of the meeting. If the person is:

(1)                                         a director, the waiver applies to any alternate director appointed by that person; or

(2)                                         an alternate director, the waiver applies to the director who appointed that person as an alternate director and to any other alternate director appointed by that director.

12.10                         Quorum at meetings of directors

(a)                                         No business may be transacted at a meeting of directors unless a quorum of directors is present at the time the business is dealt with.

(b)                                         Subject to any Relevant Agreement, a quorum consists of:

(1)                                         if the directors have fixed a number for the quorum, that number of directors; and

(2)                                         in any other case, two directors, present at the meeting of directors, provided that such quorum shall consist of at least one Founder Director and one Series B Preference Director.

(c)                                          Subject to any Relevant Agreement, if there is a vacancy in the office of director, the remaining directors may act. But, if the number of remaining directors is less than the number fixed as the minimum, or not sufficient to constitute a quorum (or both), the remaining director or directors may act only to increase the number of directors to a number sufficient to constitute a quorum or to call a general meeting of the company.

12.11                         Chairperson of directors

(a)                                         The directors may, subject to the agreement of each Major Shareholder (acting reasonably), elect one of the directors to the office of chairperson of directors and may decide the period for which that director is to be chairperson of directors.

(b)                                         Subject to any Relevant Agreement, the office of chairperson of directors may, if the directors so resolve, be treated as an extra service or special exertion performed by the director holding that office for the purposes of article 12.3(d).

(c)                                          The chairperson of directors must (if present within 10 minutes after the time appointed for the holding of the meeting and willing to act) preside as chairperson at each meeting of directors.

(d)                                         If at a meeting of directors:

(1)                                         there is no chairperson of directors;

(2)                                         the chairperson of directors is not present within 10 minutes after the time appointed for the meeting; or

(3)                                         the chairperson of directors is present within that time but is not willing to act as chairperson of the meeting,

the directors present must elect one of themselves to be chairperson of the meeting.

12.12                         Decisions of directors

(a)                                         Subject to any Relevant Agreement, a meeting of directors at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the directors under these articles and, subject to article 12.13 and unless the Series B Preference Director and all Founder Directors agree otherwise, all actions to be taken by the directors under any provision of these articles must be taken at such a meeting.

(b)                                         Subject to article 12.6(g), questions arising at a meeting of directors are to be decided by a majority of votes cast by the directors present and any such decision is for all purposes a decision of the directors. For these purposes:

(1)                                         the Series B Preference Director and each Independent Director has one vote; and

(2)                                         each Founder Director has five votes.

(c)                                          If votes are equal on a proposed resolution:

(1)                                         the chairperson of the meeting does not have a casting vote in addition to any deliberative vote; and

(2)                                         the proposed resolution is to be taken as having been lost.

12.13                         Written resolutions of directors

(a)                                         Subject to these articles and any Relevant Agreement, if:

(1)                                         all the directors, (other than any director on leave of absence approved by the directors, any director who disqualifies himself or herself from considering the thing or resolution in question on the grounds that he or she is not entitled at law to do so or has a conflict of interest or any director who the directors reasonably believe is not entitled at law to do the thing or to vote on the resolution in question) assent to a document containing a statement to the effect that a thing has been done or resolution has been passed; and

(2)                                         the directors who assent to the document would have constituted a quorum at a meeting of directors held to consider that thing or resolution,

then that thing or resolution is to be taken as having been done at or passed by a meeting of the directors.

(b)                                         For the purposes of article 12.13(a):

(1)                                         a resolution in writing is adopted: (i) if the directors assented to the document on the same day, on the day on which the document was assented to and at the time at which the document was last assented to by a director; or (ii) if the directors assented to the document on different days, on the day on which, and at the time at which, the document was last assented to by a director;

(2)                                         two or more separate documents in identical terms each of which is assented to by one or more directors are to be taken as constituting one document;

(3)                                         a director may signify assent to a document by signing the document or by notifying the company of the director’s assent in person or by post, fax, telephone or other electronic means; and

(4)                                         a resolution agreed to by an alternate director need not also be agreed to by his appointer and, if it is agreed to by a director who has appointed an alternate director, it need not also be agreed to by the alternate director in that capacity.

(c)                                          Where a director signifies assent to a document otherwise than by signing the document, the director must by way of confirmation sign the document at the next meeting of the directors attended by that director, but failure to do so does not invalidate the thing or resolution to which the document relates.

12.14                         Alternate directors

(a)                                         Subject to these articles and any Relevant Agreement, a director may appoint, with approval of a majority of the other directors:

(1)                                         a person who is willing to act and permitted by law to do so, to be the director’s alternate director for such period as the director thinks fit; and

(2)                                         another person who is willing to act and permitted by law to do so, to be the director’s alternate director in the absence of any alternate director appointed under article 12.14(a)(1).

(b)                                         An alternate director may, but need not, be a member or a director of the company.

(c)                                          One person may act as alternate director to more than one director.

(d)                                         An alternate director is entitled, if the appointer does not attend a meeting of directors, to attend and vote in place of and on behalf of the appointer.

(e)                                          An alternate director has a separate vote for each director the alternate director represents in addition to any vote the alternate director may have as a director in his or her own right.

(f)                                           In the absence of the appointer, an alternate director may exercise any powers that the appointer may exercise and the exercise of any such power by the alternate director is to be taken to be the exercise of the power by the appointer.

(g)                                          The office of an alternate director is vacated if:

(1)                                         the appointer vacates office as a director; or

(2)                                         an event occurs in relation to the alternate director which, if it occurred in relation to his appointer, would result in the termination of the appointer’s appointment as a director.

(h)                                         The appointment of an alternate director may be terminated at any time by the appointer even though the period of the appointment of the alternate director has not expired.

(i)                                             An appointment, or the termination of an appointment, of an alternate director must be in writing signed by the director who makes or made the appointment or termination, and does not take effect until the company has received written notice of the appointment or termination.

(j)                                            An alternate director is not to be taken into account in determining the minimum or maximum number of directors allowed under these articles.

(k)                                         In determining whether a quorum is present at a meeting of directors, an alternate director who attends the meeting is to be counted as a director for each director on whose behalf the alternate director is attending the meeting.

(l)                                             An alternate director is entitled to be paid such remuneration as the directors think fit, either in addition to or in reduction of the remuneration payable to the director for whom the alternate director acts as alternate, and shall be entitled to be paid such expenses as might properly have been paid to him if he had been a director.

(m)                                     An alternate director is not entitled to be remunerated by the company for his or her services as an alternate director except as provided in article 12.14(l).

(n)                                         An alternate director, while acting as a director, is responsible to the company for his or her own acts and defaults and is not to be taken to be the agent of the director by whom he or she was appointed. In addition to any restrictions which may apply to the alternate director personally, the alternate director shall be subject to the same restrictions as his or her appointer.

12.15                         Committees of directors and delegation to a director

(a)                                         Subject to these articles, the directors may delegate any of their powers to a committee or committees consisting of the number of directors they think fit. The Series B Preference Director is entitled to serve on all committees of the Board.

(b)                                         If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

13 Executive officers

(c)                                          The directors may revoke any delegation in whole or part, or alter its terms and conditions.

(d)                                         A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(e)                                          Unless provided otherwise in the terms of any delegation, the provisions of these articles applying to meetings and resolutions of directors apply, so far as they can and with such changes as are necessary, to meetings and resolutions of a committee of directors.

(f)                                           Membership of a committee of directors may, if the directors so resolve, be treated as an extra service or special exertion performed by the members for the purposes of article 12.3(d).

(g)                                          Subject to these articles, any Relevant Agreement and as permitted by law, the directors may delegate any of their powers to a director.

(h)                                         A director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(i)                                             The acceptance of a delegation of powers by a director may, if the directors so resolve, be treated as an extra service or special exertion performed by the delegate for the purposes of article 12.3(d).

12.16                         Validity of acts

(a)                                         An act done by a person acting as a director or by a meeting of directors or a committee of directors attended by a person acting as a director is not invalidated merely because of:

(1)                                         a defect in the appointment of the person as a director;

(2)                                         the person being disqualified from being a director or having vacated office; or

(3)                                         the person not being entitled to vote, if that circumstance was not known by the person or the directors or committee (as applicable) when the act was done.

(b)                                         If a question arises at a meeting of the directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairperson of the meeting (or, if the director concerned is the chairperson, to the other directors at the meeting), and his ruling in relation to any director other than himself (of, as the case may be, the ruling of the majority of the other directors in relation to the chairperson) shall be final and conclusive.

13                                          Executive officers

13.1                                Managing directors

(a)                                         Subject to the terms of any Relevant Agreement, the directors may appoint one or more of the directors to the office of managing director.

(b)                                         A managing director’s appointment as managing director automatically terminates if the managing director ceases to be a director but without prejudice to any claim for damages for breach of contract of service between the director and the company.

14 Seals

13.2                                Secretaries

The secretary shall be appointed by the directors for such term, at such remuneration and upon such other conditions as they think fit; and any secretary so appointed may be removed by them.

13.3                                Provisions applicable to all executive officers

(a)                                         A reference in this article 13.3 to an executive officer is a reference to a managing director or secretary appointed under this article 13.

(b)                                         The appointment of an executive officer may be for the period, at the remuneration and on the conditions the directors think fit.

(c)                                          Subject to any contract between the company and the relevant executive officer, an executive officer of the company may be removed or dismissed by the directors at any time, with or without cause, and if he or she is also a director, the executive officer ceases to be a director on termination of his or her employment.

(d)                                         Subject to any Relevant Agreement, the directors may:

(1)                                         confer on an executive officer such powers, discretions and duties (including any powers, discretions and duties vested in or exercisable by the directors) as they think fit;

(2)                                         withdraw, suspend or vary any of the powers, discretions and duties so conferred; and

(3)                                         authorise the executive officer to delegate all or any of the powers, discretions and duties conferred on the executive officer.

(e)                                          An executive officer need not hold any shares to qualify for appointment.

(f)                                           An act done by a person acting as an executive officer is not invalidated merely because of:

(1)                                         a defect in the person’s appointment as an executive officer; or

(2)                                         the person being disqualified from being an executive officer,

if that circumstance was not known by the person when the act was done.

14                                          Seals

(a)                                         Without limiting the ways in which the company can execute documents in accordance with the Acts, if the directors so decide, the company may have a seal.

(b)                                         The directors may decide on procedures for the use of the seal.

15                                          Distribution of profits

15.1                                Dividends

Subject to compliance with any dividend policy approved by the Board and these articles:

(a)                                         The directors may, subject to any rights or restrictions attached to any shares or class of shares, pay:

15 Distribution of profits

(1)                                         any interim and final dividends; and/or

(2)                                         any dividend required to be paid under the terms of issue of a share,

that, in their judgment, are justified by the profits of the company available for distribution.

(b)                                         Paying a dividend does not require confirmation at a general meeting.

(c)                                          Subject to any rights or restrictions attached to any shares or class of shares or contained in these articles:

(1)                                         all dividends in respect of shares must be paid in proportion to the number of shares held by the members;

(2)                                         where shares are partly paid, all dividends must be apportioned and paid proportionately to the amounts so paid or credited during any portion or portions of the period in respect of which the dividend is paid;

(3)                                         for the purposes of articles 15.1(c)(1) and 15.1(c)(2), an amount paid or credited as paid on a share in advance of a call is to be taken as not having been credited as paid on the share; and

(4)                                         interest is not payable by the company on any dividend.

(d)                                         Notwithstanding any other provision of these articles, but without prejudice to the rights attached to any shares, the directors may fix a record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the dates on which the dividend, distribution, allotment or issue is declared, paid or made. Where such a record date is fixed, references in these articles to a holder of shares or member to whom a dividend is to be paid or a distribution, allotment or issue is to be made shall be construed accordingly.

(e)                                          A dividend in respect of a share must be paid to the person who is registered, or entitled under article 5.1(d) to be registered, as the holder of the share:

(1)                                         where the directors have fixed a record date in respect of the dividend, on that date; or

(2)                                         where the directors have not fixed a record date in respect of that dividend, on the date fixed for payment of the dividend,

and a transfer of a share that is not registered, or left with the company for registration in accordance with article 5.1(c), on or before that date is not effective, as against the company, to pass any right to the dividend.

(f)                                           When resolving to pay a dividend the directors may direct payment of the dividend shall be satisfied wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the company or of another body corporate, either generally or to specific members.

(g)                                          The directors may deduct from any dividend payable to a member all amounts presently payable by the member to the company and apply the amount so deducted in or towards satisfaction of the amount owing.

(h)                                         Where a person is entitled to a share as a result of a Transmission Event, the directors may, but need not, retain any dividends payable in respect of that share until that person becomes registered as the holder of the share or transfers it.

(i)                                             Without prejudice to any other method of payment the directors may adopt, any dividend, interest or other amount payable in cash in respect of shares may be paid by cheque and sent by post:

(1)                                         to the address of the holder as shown in the register of members, or in the case of an Approved Depositary (subject to the approval of the Board), to such persons and addresses as the Approved Depositary may notify, or in the case of joint holders, to the address shown in the register of members as the address of the joint holder first named in that register, or, in the case of persons entitled by operation of law, to any such persons; or

(2)                                         to another address that the holder (or, in the case of joint holders, all joint holders) direct in writing.

(j)                                            A cheque sent under article 15.1(i) may be made payable to bearer or to the order of the member to whom it is sent or another person that the member directs.

All dividends or other sums which are: (i) payable in respect of shares, and (ii) unclaimed after having been declared or become payable, may be invested or otherwise made use of by the directors for the benefit of the company until claimed. The payment of any such dividend or other sum into a separate account does not make the company a trustee in respect of it.

(k)                                         Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the company.

15.2                                Capitalisation of profits

(a)                                         The directors may:

(1)                                         subject as provided in this article, resolve to capitalise any profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the company (including any share premium account, capital redemption reserve, merger reserve or revaluation reserve);

(2)                                         appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would (or in the case of treasury shares, which would if such shares were not held as treasury shares) entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares or debentures of the company of a nominal amount equal to that sum, and allot such shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this article, only be applied in paying up shares to be allotted to members credited as fully paid; and

(3)                                         resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend.

(b)                                         Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act 2006) the company has granted options to subscribe for shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or

16 Winding up

reduction in or other reorganisation of the company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then the directors may, on the exercise of any of the options concerned and payment of the subscription price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in article 15.2(a)(1) above to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of articles 15.2(a)(1) to 15.2(a)(3) above and article 15.3 shall apply with the necessary alterations to this article 15.2(b).

15.3                                Ancillary powers

(a)                                         To give effect to any resolution to satisfy a dividend as set out in article 15.1(f) or to capitalise any amount under article 15.2, the directors may:

(1)                                         settle as they think expedient any difficulty that may arise in making the distribution or capitalisation and, in particular (but without limitation), where shares or other securities in the company are or would otherwise be issuable in fractions, make cash payments, decide that fractions of shares are to be disregarded or rounded down to the nearest whole number or decide that fractions of shares are to be rounded up to the nearest whole share;

(2)                                         fix the value for distribution of any specific assets;

(3)                                         pay cash or issue shares or other securities to any members in order to adjust the rights of all parties;

(4)                                         vest any of those specific assets, cash, shares or other securities in a trustee on trust for the persons entitled to the dividend or capitalised amount; and

(5)                                         generally do all acts and things required to give effect to the dividend or capitalisation, including authorising any person to make, on behalf of all the members entitled to any further shares or other securities as a result of the distribution or capitalisation, an agreement with the company or another body corporate providing, as appropriate, for the issue to them of those further shares or other securities credited as fully paid up or for the payment by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by applying their respective proportions of the amount resolved to be capitalised.

(b)                                         Any agreement made under an authority referred to in article 15.3(a)(5) is effective and binding on all members concerned.

(c)                                          If the company distributes to members (either generally or to specific members) securities in the company or in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those members appoints the company as his or her agent to do anything needed to give effect to that distribution, including agreeing to become a member of that other body corporate.

16                                          Winding up

If the company is wound up and subject to the rights and restrictions attached to any shares or classes of shares, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie the whole

17 Indemnity and insurance

or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine, but no member shall be compelled to accept any assets upon which there is a liability.

17                                          Indemnity and insurance

(a)                                         Subject to article 17(b) below, the company:

(1)                                         may indemnify to any extent any person who is or was a director, or a director of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the company or any associated company;

(2)                                         may indemnify to any extent any person who is or was a director of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme; and

(3)                                         may purchase and maintain insurance for any person who is or was a director, or a director of any associated company, against any loss or liability or any expenditure he may incur, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the company or any associated company, and for this purpose an associated company means any body corporate which is or was a Subsidiary of the company or in which the company or any Subsidiary of the company is or was interested.

(b)                                         This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Acts or by any other provision of law.

18                                          Access to documents

(a)                                         A person who is not a director does not have the right to inspect any of the board papers, books, records or documents of the company, except as provided by law, these articles, an order of the court or any Relevant Agreement or as authorised by the directors or by a resolution of the members.

(b)                                         The company may enter into contracts with its directors agreeing to provide continuing access for a specified period after they cease to be a director to board papers, books, records and documents of the company which relate to the period during which the director was a director on such terms and conditions as the directors think fit and which are not inconsistent with this article 18.

(c)                                          The company may procure that its Subsidiaries provide similar access to board papers, books, records or documents as that set out in articles 18(a) and 18(b).

19 Notices and other communications

19                                          Notices and other communications

19.1                                Notices by the company to members

(a)                                         The company may give notices, including a notice of general meeting to a member in any way in which the Companies Act 2006 permits, including:

(1)                                        personally;

(2)                                         by sending it by post to the address for the member in the register of members or an alternative address (if any) nominated by the member; or

(3)                                         by sending it to the fax number or electronic address (if any) nominated by the member.

(b)                                         A notice may be given by the company to the joint holders of a share by giving the notice in the manner authorised by article 19.1(a) to the joint holder first named in the register of members in respect of the share.

(c)                                          If a person who claims to be entitled to a share in consequence of a Transmission Event supplies to the company:

(1)                                         such evidence as the directors may reasonably require to show his title to the share; and

(2)                                          an address at which notices may be sent or supplied to such person,

then such a person shall be entitled to have sent or supplied to him at such address any notice to which the relevant holder would have been entitled if the Transmission Event had not occurred.

(d)                                         Until a person entitled to the share has complied with article 19.1(c), any notice may be sent or supplied to the relevant holder in any manner authorised by these articles, as if the Transmission Event had not occurred. This shall apply whether or not the company has notice of the Transmission Event.

(e)                                          Any person who, because of a transfer of shares, becomes entitled to any shares registered in the name of a member is bound by every notice which, before that person’s name and address is entered in the register of members in respect of those shares, is given to the member in accordance with this article 19.1; but this paragraph does not apply to a notice given under section 793 of the Companies Act 2006.

(f)                                           A certificate signed by a director or secretary of the company to the effect that a notice has been given in accordance with these articles is conclusive evidence of that fact.

19.2                                Notices by the company to directors

Subject to these articles, a notice may be given by the company to any director or alternate director either by serving it personally at, or by sending it by post in a prepaid envelope to, the director’s usual residential or business address, or by electronic means or fax to such electronic address or fax number, as the director has supplied to the company for giving notices.

19.3                                Notices by members or directors to the company

A notice may be given by a member, director or alternate director to the company by serving it on the company at, or by sending it by post in a prepaid envelope to, the Office or by fax or electronic means to the principal fax number or the principal electronic address of the company at the Office.

20 Disclosure of interests

19.4                                Time of service

(a)                                         Where a notice is given personally, service of the notice is to be taken to be effected on the day it was handed to the member or left at the member’s registered address.

(b)                                         Where a notice is sent by post, service of the notice is to be taken to be effected if a prepaid envelope containing the notice is properly addressed and placed in the post and to have been effected:

(1)                                         24 hours after the time at which the envelope containing the notice was posted unless it was sent by second class post or it was sent by air mail to an address outside the United Kingdom; and

(2)                                         in any other case, 48 hours after the time at which the envelope containing the notice was posted,

and proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice was sent.

(c)                                          Where a notice is sent by fax, service of the notice is to be taken to be effected if the correct fax number appears on the fax report generated by the sender’s fax machine and to have been effected at the time the fax is sent.

(d)                                         Where a notice is sent by electronic means, service of the notice is to be taken to be effected:

(1)                                         in the case of an electronic messaging system that contains a delivery verification function, on the generation by the electronic messaging system of a delivery verification notice or log entry, or other confirmation; or

(2)                                         in the case of electronic mail or other electronic messaging system (other than those referred to in article 19.4(d)(1)), 24 hours after it was sent.

(e)                                          If service under articles 19.4(c) or 19.4(d) is on a day which is not a Business Day or is after 4.00pm (London time), the notice is regarded as having been received at 9.00am on the next following Business Day.

19.5                                Other communications and documents

Articles 19.1 to 19.4 (inclusive) apply, so far as they can and with any necessary changes, to the service of any communication or document.

19.6                                Notices in writing

A reference in these articles to a written notice includes a notice given by fax or electronic transmission or any other form of written communication.

20                                          Disclosure of interests

(a)                                         If a member, or any other person appearing to be interested in shares held by that member, has been given a notice under section 793 of the Companies Act 2006 and has failed in relation to any shares (the “default shares”) to give the company the information thereby required within 14 days from the date of giving the notice, the following sanctions shall apply, unless the directors otherwise determine:

(1)                                         the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by corporate representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll; and

(2)                                         where the default shares represent at least 0.25 per cent of their class (calculated exclusive of treasury shares):

(A)                                       any dividend payable in respect of the shares shall be withheld by the company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to these articles, to receive shares instead of that dividend;

(B)                                       no transfer, other than an excepted transfer, of any shares held by the member in certificated form shall be registered unless: (i) the member is not himself in default as regards supplying the information required; and (ii) the member proves to the satisfaction of the directors that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; and

(C)                                       for the purposes of article 20(a)(2)(B), in the case of shares held by the member in uncertificated form, the directors may, to enable the company to deal with the shares in accordance with the provisions of this article, require the operator of a relevant system to convert the shares into certificated form.

(b)                                         Where the sanctions under article 20(a) apply in relation to any shares, they shall cease to have effect at the end of the period of seven days (or such shorter period as the directors may determine) following the earlier of:

(1)                                         receipt by the company of the information required by the notice mentioned in article 20(a); and

(2)                                         receipt by the company of notice that the shares have been transferred by means of an excepted transfer.

The directors may suspend or cancel any of the sanctions at any time in relation to any shares.

(c)                                          Any new shares in the company issued in right of default shares shall be subject to the same sanctions as apply to the default shares, and the directors may make any right to an allotment of the new shares subject to sanctions corresponding to those which will apply to those shares in issue, provided that:

(1)                                         any sanctions applying to, or to a right to, new shares by virtue of this article shall cease to have effect when the sanctions applying to the related default shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related default shares are suspended or cancelled); and

(2)                                         article 20(a) shall apply to the exclusion of this article 20(c) if the company gives a separate notice under section 793 of the Companies Act 2006 in relation to the new shares.

(d)                                         Where, on the basis of information obtained from a member in respect of any share held by him, the company gives a notice under section 793 of the Companies Act 2006 to any other person, it shall at the same time send a copy of the notice to the member. The accidental omission to do so, or the non-receipt by the member of the copy, shall, however, not invalidate or otherwise affect the application of article 20(a).

(e)                                          Where the default shares are held by an Approved Depositary, the provisions of this article 20 shall be treated as applying only to the default shares and not to any other shares held by the Approved Depositary.

21 Branch registers

(f)                                           Where the member on which a notice is given under section 793 of the Companies Act 2006 is an Approved Depositary acting in its capacity as such, the disclosure obligations of the Approved Depositary as a member of the company for the purposes of that notice shall be limited to disclosing to the company such information relating to any person appearing to be interested in the shares held by the Approved Depositary as has been recorded by the Approved Depositary pursuant to arrangements entered into with the company or approved by the board and pursuant to which the Approved Depositary was appointed.

(g)                                          For the purposes of this article:

(1)                                         a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the company that the person is, or may be, so interested, or if the company (after taking account of any information obtained from the member or, pursuant to a notice under section 793 of the Companies Act 2006, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(2)                                         “interested” shall be construed as it is for the purpose of section 793 of the Companies Act 2006;

(3)                                         reference to a person having failed to give the company the information required by a notice, or being in default as regards supplying such information, includes (i) reference to his having failed or refused to give all or any part of it and (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular; and

(4)                                         an “excepted transfer” means, in relation to any shares held by a member:

(A)                                       a transfer pursuant to acceptance of a takeover offer (within the meaning of section 974 of the Companies Act 2006) in respect of shares in the company;

(B)                                       a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the company’s shares are normally traded; or

(C)                                       a transfer which is shown to the satisfaction of the directors to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

(h)                                         Nothing in this article shall limit the powers of the company under section 794 of the Companies Act 2006 or any other powers of the company whatsoever.

21                                          Branch registers

The company, or the directors on behalf of the company, may cause to be kept in any territory an overseas branch register of members resident in such territory, and the directors may make, and vary, such arrangements as they may think fit in relation to the keeping of any such register.

22 Change of name

22                                          Change of name

The company may change its name by resolution of the directors (which must include approval by a Founder Director).

Schedule 1

Share rights

1                                                 Class A Ordinary Shares

1.1                                       Dividends

Any dividend declared by the company shall be paid on the Class A Ordinary Shares, the Class B Ordinary Shares and the Preference Shares pari passu as if they were all shares of the same class.

1.2                                       Return of Capital

If there is a liquidation, dissolution or winding up of the company, the assets of the company available for distribution to members must be applied in the following order of priority:

(a)                                         first, to pay to each holder of Preference Shares all unpaid dividends;

(b)                                         second, to pay to each holder of Preference Shares the greater of:

(1)                                         the amount paid or credited as paid on the Preference Shares held by such holder; and

(2)                                         the amount to which such holder would be entitled to receive upon such liquidation, dissolution or winding up if all of such holder’s Preference Shares were converted into Class A Ordinary Shares or Class B Ordinary Shares (as relevant) immediately prior to such event;

(c)                                          third, to pay to each holder of Class A Ordinary Shares, Class B Ordinary Shares or Restricted Shares the aggregate amount paid or credited on the Class A Ordinary Shares, Class B Ordinary Shares or Restricted Shares held by such holder; and

(d)                                         lastly, to pay the balance amongst all holders of Restricted Shares, Class A Ordinary Shares and Class B Ordinary Shares in proportion to the number of Shares held irrespective of the amount paid or credited as paid on any Share.

1.3                                       Deemed Liquidation

In the event of a transaction which is deemed a liquidation, dissolution and winding up of the company pursuant to article 3.3 of this Schedule 1 below, the Class A Ordinary Shares shall be entitled to receive from the company the amounts payable with respect to the Class A Ordinary Shares upon a liquidation, dissolution or winding up of the company under article 1.2 of this Schedule 1 in cancellation of their Class A Ordinary Shares upon the consummation of any such transaction.

1.4                                       Voting

(a)                                         Voting at general meetings

At a general meeting of the company, where a holder of Class A Ordinary Shares is entitled to vote, such holder is entitled:

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(1)                                            on a show of hands, to one vote; and

(2)                                             on a poll, to one vote for each Class A Ordinary Share held.

(b)                                         Notice of meetings

A holder of Class A Ordinary Shares is entitled to receive notice of any general meeting of the company and a copy of every report, Accounts, circular or other document sent out by the company to shareholders of the company.

2                                                 Class B Ordinary Shares

2.1                                       Dividends

Any dividend declared by the company shall be paid on the Class A Ordinary Shares, the Class B Ordinary Shares and the Preference Shares as set out in the above article 1.1 of this Schedule 1.

2.2                                       Return of Capital

If there is a liquidation, dissolution or winding up of the company, the assets of the company available for distribution to members must be applied in the order of priority set out in the above article 1.2 of this Schedule 1.

2.3                                       Deemed Liquidation

In the event of a transaction which is deemed a liquidation, dissolution and winding up of the company pursuant to article 3.3 of this Schedule 1 below, the Class B Ordinary Shares shall be entitled to receive from the company the amounts payable with respect to the Class B Ordinary Shares upon a liquidation, dissolution or winding up of the company under article 1.2 of this Schedule 1 in cancellation of their Class B Ordinary Shares upon the consummation of any such transaction.

2.4                                       Conversion

(a)                                         (Consent of at least 66.66% of Class B Ordinary Shares and Series B Preference Shares) Each Class B Ordinary Share will convert into one Class A Ordinary Share by written consent of the holders of an aggregate of at least 66.66% of the total number of Class B Ordinary Shares and Series B Preference Shares then in issue (regarded as one class for this purpose). For the avoidance of doubt, the conversion under this article 2.4(a) of this Schedule 1 affects all Class B Ordinary Shares then in issue.

(b)                                         (Consent of at least 66.66% of Class B Ordinary Shares) Each Class B Ordinary Share will convert into one Class A Ordinary Share by written consent of the holders of an aggregate of at least 66.66% of the total number of Class B Ordinary Shares then in issue. For the avoidance of doubt, the conversion under this article 2.4(b) of this Schedule 1 affects all Class B Ordinary Shares then in issue.

(c)                                          (Election by Class B Ordinary Shareholder) A Class B Ordinary Shareholder may elect at any time to convert any of its Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis by notice in writing to the Board.

(d)                                         (Less than 10% of total Shares in issue on an as-converted basis) Each Class B Ordinary Share will automatically, without any further action on behalf of the company or otherwise, convert into one Class A Ordinary Share if the aggregate number of Class B Ordinary Shares and Series B Preference Shares

3

then in issue comprises less than 10% of the total Shares of the company then in issue on an as-converted basis. For the purposes of this article, the total Shares of the company in issue on an as-converted basis at any particular time means:

(1)                                         the Relevant Number of Class A Ordinary Shares issuable upon conversion of all Series A Preference Shares in issue at such time (determined in accordance with these articles at the prevailing Conversion Price);

(2)                                         the Relevant Number of Class B Ordinary Shares issuable upon conversion of all Series B Preference Shares in issue at such time (determined in accordance with these articles at the prevailing Conversion Price);

(3)                                         the number of all Class B Ordinary Shares in issue at such time;

(4)                                         the number of all Class A Ordinary Shares in issue at such time;

(5)                                         the number of all Restricted Shares in issue at such time; and

(6)                                         neither any Options in issue at such time nor any Shares issuable upon exercise of such Options will be included in the calculation.

(e)                                          (Transfer to a non-Permitted Class B Ordinary Transferee) Subject to article 5.3(e), a Class B Ordinary Share will automatically, without any further action on behalf of the company or otherwise, convert into one Class A Ordinary Share upon a transfer of such Class B Ordinary Share by its holder to any person that is not a Permitted Class B Ordinary Transferee. For the avoidance of doubt, the automatic conversion under this article affects only the Class B Ordinary Share that is the subject of such transfer.

2.5                                       Suspension of voting rights

If a Class B Ordinary Shareholder would be deemed (by aggregating that Shareholder’s voting rights together with the voting rights of its Permitted Class B Ordinary Transferees) to hold more than 49.9999% of the voting rights in the company, then, unless the Board resolves otherwise:

(a)                                         the maximum number of voting rights that may be exercised by the Class B Ordinary Shareholder and its Permitted Class B Ordinary Transferees in aggregate:

(1)                                         at any meeting, shall not exceed 49.9999% of the total number of voting rights cast by all persons at that meeting (either in person or by proxy); or

(2)                                         in respect of any other matter requiring their consent shall not exceed 49.9999% of the total number of voting rights exercised by all persons in respect of that matter,

(the threshold); and

(b)                                         any voting rights purported to be exercised by the Class B Ordinary Shareholder and its Permitted Class B Ordinary Transferees (in aggregate) at any meeting or in respect of any other matter requiring their consent (as the case may be) above the threshold shall be disregarded.

2.6                                       Voting

(a)                                         Voting at general meetings

At a general meeting of the company, where a holder of Class B Ordinary Shares is entitled to vote, such holder is entitled:

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(1)                                         on a show of hands, to one vote; and

(2)                                         on a poll, to 10 votes for each Class B Ordinary Share held.

(b)                                         Notice of meetings

A holder of Class B Ordinary Shares is entitled to receive notice of any general meeting of the company and a copy of every report, Accounts, circular or other document sent out by the company to shareholders of the company.

2.7                                       No further action required in respect of a conversion

The terms of issue of Class B Ordinary Shares provide for the conversion of one Class B Ordinary Share into one Class A Ordinary Share in certain circumstances set forth in these articles which do not require the consent of the Class B Ordinary Shareholder. Class B Ordinary Shareholders, upon becoming a holder of such Class B Ordinary Share, consent to any such conversion and agree that no further consent is required to any such conversion occurring in accordance with the terms of these articles.

3                                                 Series A Preference Shares

3.1                                       Dividends

Any dividend declared by the company shall be paid on the Class A Ordinary Shares, the Class B Ordinary Shares and the Preference Shares as set out in the above article 1.1 of this Schedule 1.

3.2                                       Return of Capital

If there is a liquidation, dissolution or winding up of the company, the assets of the company available for distribution to members must be applied in the order of priority set out in the above article 1.2 of this Schedule 1.

3.3                                       Deemed liquidation

Any:

(a)                                         consolidation or merger of the company with or into another entity or entities (whether or not the company is the surviving entity) as a result of which the holders of the company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the company’s board of directors immediately prior to such sale or issue cease to own the company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the company’s board of directors;

(b)                                         sale or transfer by the company of all or substantially all of its assets (determined either for the company alone or together with its Subsidiaries on a consolidated basis); or

(c)                                          sale, transfer or issuance or series of sales, transfers and/or issues of shares by the company or the holders thereof, as a result of which the holders of the company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the company’s board of directors immediately prior to such sale or issue cease to own the company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the company’s board of directors, shall be deemed to be a liquidation, dissolution and winding up of the company for purposes of article 1.2 of this Schedule 1 above (unless the Board determines otherwise

5

where the relevant transaction relates to a reorganisation, restructure or reconstruction of the Group (including a reorganisation, restructure or reconstruction which involves a re-domiciling contemplated under article 10.3(a)(4)), and the holders of the Series A Preference Shares shall be entitled to receive from the company the amounts payable with respect to the Series A Preference Shares on a liquidation, dissolution or winding up of the company under article 1.2 of this Schedule 1 in cancellation of their Series A Preference Shares upon the completion of any such transaction. For the avoidance of doubt, for the purpose of determining whether parties possess the voting power (under ordinary circumstances) to elect a majority of the company’s board of directors, the terms of any Relevant Agreement and the provisions of these articles (other than this Schedule 1) will be ignored.

3.4                                       Conversion

(a)                                         Mandatory conversion on Qualified Listing

Immediately before a Qualified Listing, the Series A Preference Shares automatically convert into the Relevant Number of Class A Ordinary Shares.

(b)                                         Mandatory conversion pursuant to exercise of drag along option

Contemporaneously with the completion of a transfer of shares pursuant to the exercise of the drag along option under article 7, the Series A Preference Shares automatically convert into the Relevant Number of Class A Ordinary Shares.

(c)                                          Conversion mechanics

(1)                                         For the purposes of articles 3.4(a) and 3.4(b) of this Schedule 1, the ‘Relevant Number’ means the number (or as near to that number as will avoid the creation of a fraction of a share) calculated in accordance with the following formula:

RN = CS/CP

Where:

RN                                       is the Relevant Number;

CS                                        is the aggregate amount paid or credited as paid in respect of the Series A Preference Shares; and

CP                                         is the Conversion Price.

(2)                                         At the time of conversion of Series A Preference Shares to Class A Ordinary Shares pursuant to article 3.4(a) or article 3.4(b) of this Schedule 1, the company must convert all Series A Preference Shares then in issue into the Relevant Number of Class A Ordinary Shares.

(d)                                         Other conversion matters

(1)                                        Any conversion of Series A Preference Shares into Class A Ordinary Shares in accordance with article 3.4(a) or article 3.4(b) of this Schedule 1 must be made on the following terms:

(A)                                       conversion must take effect on the Conversion Date;

(B)                                       on the Conversion Date, the company must issue to each holder of Series A Preference Shares a certificate for the Class A Ordinary Shares resulting from conversion of that holder’s Series A Preference Shares, subject to receipt by the company of that holder’s certificate for such Series A Preference Shares or an indemnity (in a form reasonably satisfactory to the company) in respect of any lost certificate.

6

(2)                                         On conversion of any Series A Preference Shares, the Class A Ordinary Shares arising on conversion shall rank equally with the Class A Ordinary Shares then in issue save that they shall not entitle the holders to receive any dividend declared prior to the Conversion Date that such holders were not entitled to receive prior to the conversion of the Series A Preference Shares to Class A Ordinary Shares.

(3)                                        Any conversion of a Series A Preference Share will:

(A)                                       without limiting article 3.4(d)(5) of this Schedule 1, constitute a variation of the status of, and the rights attaching to, the Series A Preference Share so that it becomes one or more Class A Ordinary Shares; and

(B)                                       not constitute a cancellation, redemption or termination of a Series A Preference Share, nor the issue, allotment or creation of a new share.

(4)                                         Conversion of any Series A Preference Shares will not prejudice the right of the holder of the Series A Preference Shares immediately before conversion to any accrued unpaid dividend on the Series A Preference Shares.

(5)                                         The terms of issue of Series A Preference Shares provide for the conversion of Series A Preference Shares into one or more Class A Ordinary Shares in certain circumstances set forth in these articles which do not require the consent of the Series A Preference Shareholder. Series A Preference Shareholders upon becoming a holder of such Series A Preference Share, consent to any such conversion and agree that no further consent is required to any such conversion occurring in accordance with the terms of these articles.

(e)                                          Adjustment to Conversion Price

Subject to article 3.4(g) of this Schedule 1, if and whenever the company issues or sells, or in accordance with article 3.4(f) of this Schedule 1 is deemed to have issued or sold, any Class A Ordinary Shares, Options or Convertible Securities for an issue or sale price per share less than the Conversion Price in effect immediately prior to such time (Adjustment Event) then immediately after such issue or sale the Conversion Price shall be reduced to a weighted average price calculated in accordance with the following formula:

Where:

NCP                               is the new Conversion Price;

OCP                               is the Conversion Price immediately before the Adjustment Event;

A                                               is the aggregate number of Class A Ordinary Shares in issue before the Adjustment Event (calculated on a fully-diluted basis);

B                                               is the quotient of (i) the aggregate consideration received or deemed to have been received by the company arising from the Adjustment Event, divided by (ii) OCP;

TS                                         is the aggregate number of Class A Ordinary Shares in issue immediately after the Adjustment Event (calculated on a fully-diluted basis).

7

(f)                                           Effect on Conversion Price of certain events

For the purposes of determining the adjusted Conversion Price under article 3.4(e) of this Schedule 1, the following shall apply:

(1)                                         Issue of rights or Options

If the company in any manner grants or sells any Options and the price per share for which Class A Ordinary Shares are issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the grant or sale of such Options, then the total maximum number of Class A Ordinary Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the company at the time of the granting or sale of such Options for such price per share. For purposes of this article 3.4(f)(1) of this Schedule 1, the “price per share for which Class A Ordinary Shares are issuable” shall be determined by dividing:

(A)                                       the total amount, if any, received or receivable by the company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by

(B)                                       the total maximum number of Class A Ordinary Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

No further adjustment to the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Class A Ordinary Shares are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(2)                                        Issue of Convertible Securities

If the company in any manner issues or sells any Convertible Securities and the price per share for which Class A Ordinary Shares are issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Class A Ordinary Shares issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this article 3.4(f)(2) of this Schedule 1, the “price per share for which Class A Ordinary Shares are issuable” shall be determined by dividing:

(A)                                       the total amount received or receivable by the company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the company upon the conversion or exchange thereof, by

8

(B)                                       the total maximum number of Class A Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities.

No further adjustment to the Conversion Price shall be made when Class A Ordinary Shares are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this article 3.4(f) of this Schedule 1, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(3)                                         Change in Option Price or Conversion Rate

If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Class A Ordinary Shares changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this article 3.4(f)(3) of this Schedule 1, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preference Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Class A Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change, provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

(4)                                         Treatment of Expired Options and Unexercised Convertible Securities

Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this article 3.4(f)(4) of this Schedule 1, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preference Shares shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preference Shares.

(5)                                         Calculation of Consideration Received

If a Class A Ordinary Share, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the company therefor. If a Class A Ordinary Share, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the

9

company shall be the fair value of such consideration as of the date of receipt. If a Class A Ordinary Share, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the company is the surviving company, the amount of consideration therefor shall be deemed to be the fair value of the portion of the net assets of the non-surviving entity that is attributable to such Class A Ordinary Share, Option or Convertible Security, as the case may be. The fair value of any consideration or net assets other than cash (and, if applicable, the portions thereof attributable to any such Class A Ordinary Share, Option or Convertible Security) shall be determined jointly by the company and the holders of a majority of the outstanding Series A Preference Shares. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the company and the holders of a majority of the outstanding Series A Preference Shares. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the company.

(6)                                         Integrated Transactions

In case any Option is issued in connection with the issue or sale of other securities of the company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.01.

(7)                                         Treasury Shares

The number of Class A Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Class A Ordinary Shares.

(8)                                         Record Date

If the company takes a record of the holders of Class A Ordinary Shares for the purpose of entitling them (a) to receive a dividend or other distribution payable in Class A Ordinary Shares, Options or in Convertible Securities or (b) to subscribe for or purchase Class A Ordinary Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Class A Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(g)                                          Circumstances in which adjustment mechanism in this article 3.4 of this Schedule 1 does not apply

No adjustment will be made to the Conversion Price where the company issues shares, Options or Convertible Securities:

•                                                  upon conversion of the Class B Ordinary Shares, Preference Shares or Restricted Shares, or upon exercise of outstanding Options to purchase Class A Ordinary Shares, Class B Ordinary Shares or Restricted Shares;

•                                                  pursuant to any of the company’s stock option plans; or

10

•                                                  approved by the Board (including the Series B Preference Director), which approval contains an additional resolution pursuant to which the Board (including the Series B Preference Director) specifically excludes such issuance from the application of any Conversion Price Adjustment.

(h)                                         Adjustment and other notices

Not less than 7 days before an adjustment of the Conversion Price, the company must give written notice of the adjustment to all holders of Series A Preference Shares, setting out in reasonable detail the calculation of the adjustment.

(i)                                             Mandatory conversion upon one Shareholder holding all Shares

If approved by the Board, contemporaneously with the completion of a transfer of Shares in accordance with the terms of these articles, where such transfer results in the company having only one Shareholder, each Series A Preference Share automatically converts into one Class A Ordinary Share.

3.5                                       Voting

(a)                                         Voting rights

A holder of Series A Preference Shares will have no rights to vote.

(b)                                         Notice of meetings

A holder of Series A Preference Shares is entitled to receive notice of any general meeting of the company and a copy of every report, Accounts, circular or other document sent out by the company to holders of Class A Ordinary Shares and Class B Ordinary Shares, and to attend any general meeting of the company.

4                                                 Series B Preference Shares

4.1                                       Dividends

Any dividend declared by the company shall be paid on the Class A Ordinary Shares, the Class B Ordinary Shares and the Preference Shares as set out in the above article 1.1 of this Schedule 1.

4.2                                       Return of Capital

If there is a liquidation, dissolution or winding up of the company, the assets of the company available for distribution to members must be applied in the order of priority set out in article 1.2 of this Schedule 1 above.

4.3                                       Deemed Liquidation

In the event of a transaction which is deemed a liquidation, dissolution and winding up of the company pursuant to article 3.3 of this Schedule 1 above, the Series B Preference Shares shall be entitled to receive from the company the amounts payable with respect to the Series B Preference Shares upon a liquidation, dissolution or winding up of the company under article 1.2 of this Schedule 1 in cancellation of their Series B Preference Shares upon the consummation of any such transaction.

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4.4                                       Conversion

(a)                                         (Consent of at least 66.66% of Series B Preference Shares) Each Series B Preference Share will convert into:

(1)                                         if there are no Class B Ordinary Shares in issue at the time immediately prior to conversion, one Class A Ordinary Share; or

(2)                                         if there are other Class B Ordinary Shares in issue at the time immediately prior to conversion, one Class B Ordinary Share,

by written consent of the holders of an aggregate of at least 66.66% of the total number of Series B Preference Shares then in issue. For the avoidance of doubt, the conversion under this article 4.4(a) of this Schedule 1 affects all Series B Preference Shares then in issue.

(b)                                  (Election by Series B Preference Shareholder) A Series B Preference Shareholder may elect at any time to convert any of its Series B Preference Shares into:

(1)                                         if there are no Class B Ordinary Shares in issue at the time immediately prior to conversion, Class A Ordinary Shares on a one-for-one basis; or

(2)                                         if there are other Class B Ordinary Shares in issue at the time immediately prior to conversion, Class B Ordinary Shares on a one-for-one basis,

by notice in writing to the Board.

(c)                                          (Less than 10% of total Shares in issue on an as-converted basis) Each Series B Preference Share will automatically, without any further action on behalf of the company or otherwise, convert into:

(1)                                         if there are no Class B Ordinary Shares in issue at the time immediately prior to conversion, one Class A Ordinary Share; or

(2)                                         if there are other Class B Ordinary Shares in issue at the time immediately prior to conversion, one Class B Ordinary Share,

if the aggregate number of Class B Ordinary Shares (if any) and Series B Preference Shares then in issue comprises less than 10% of the total Shares of the company then in issue on an as-converted basis. For the purposes of this article, the total Shares of the company in issue on an as-converted basis at any particular time means:

(1)                                         the Relevant Number of Class A Ordinary Shares issuable upon conversion of all Series A Preference Shares in issue at such time (determined in accordance with these articles at the prevailing Conversion Price);

(2)                                         the Relevant Number of Class B Ordinary Shares issuable upon conversion of all Series B Preference Shares in issue at such time (determined in accordance with these articles at the prevailing Conversion Price);

(3)                                         the number of all Class B Ordinary Shares in issue at such time;

(4)                                         the number of all Class A Ordinary Shares in issue at such time;

(5)                                         the number of all Restricted Shares in issue at such time; and

(6)                                         neither any Options in issue at such time nor any Shares issuable upon exercise of such Options will be included in the calculation.

(d)                                         (Transfer to a non-Permitted Series B Preference Transferee) Subject to article 5.3(e), a Series B Preference Share will automatically, without any further

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action on behalf of the company or otherwise, convert into one Class A Ordinary Share upon a transfer of such Series B Preference Share by its holder to any person that is not a Permitted Series B Preference Transferee. For the avoidance of doubt, the automatic conversion under this article affects only the Series B Preference Share that is the subject of such transfer.

(e)                                          (Convert at the same time as Series A Preference Shares) If Series A Preference Shares are converting into Class A Ordinary Shares under articles 3.4(a) or 3.4(b) of this Schedule 1, Series B Preference Shares shall simultaneously convert into:

(1)                                         if there are no Class B Ordinary Shares in issue at the time immediately prior to conversion, the Relevant Number of Class A Ordinary Shares; or

(2)                                         if there are other Class B Ordinary Shares in issue at the time immediately prior to conversion, the Relevant Number of Class B Ordinary Shares,

Series B Preference Shares must be converted into Class A Ordinary Shares or Class B Ordinary Shares (as relevant) at the same time as the Series A Preference Shares are converted into the Relevant Number of Class A Ordinary Shares.

(f)                                           (Convert into Series A Preference Shares) The holders of a majority of the Series B Preference Shares may, at any time, elect to convert by notice in writing to the Board all or any portion of the Series B Preference Shares into Series A Preference Shares, with each Series B Preference Share being converted into one Series A Preference Share.

4.5                                       Suspension of voting rights

If a Series B Preference Shareholder would be deemed (by aggregating that Shareholder’s voting rights together with the voting rights of its Permitted Series B Preference Transferees) to hold more than 49.9999% of the voting rights in the company then, unless the Board resolves otherwise:

(a)                                         the maximum number of voting rights that may be exercised by the Series B Preference Shareholder and its Permitted Series B Preference Transferees in aggregate:

(1)                                         at any meeting, shall not exceed 49.9999% of the total number of all voting rights cast at that meeting by all persons (either in person or by proxy); or

(2)                                         in respect of any other matter requiring their consent, shall not exceed 49.9999% of the total number of all voting rights exercised by all persons in respect of that matter,

(the threshold); and

(b)                                         any voting rights purported to be exercised by the Series B Preference Shareholder and its Permitted Series B Preference Transferees (in aggregate) at any meeting or in respect of any other matter requiring their consent (as the case may be) above the threshold shall be disregarded.

For the above purposes, a Series B Preference Shareholder shall be deemed to hold the voting rights that they would hold if all their Series B Preference Shares were converted into Class A Ordinary Shares or Class B Ordinary Shares (as applicable) in accordance with the terms of these articles.

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4.6                                       Voting

(a)                                         Voting at general meetings

A Series B Preference Share confers the right to vote with Class A Ordinary Shares and Class B Ordinary Shares at a general meeting of the company:

(1)                                         on a show of hands, to one vote; and

(2)                                         on a poll, on an as-converted basis.

On an as-converted basis means that at any general meeting, the Board must determine (and must notify the Series B Preference Shareholders of):

(1)                                         if there are no Class B Ordinary Shares in issue at the time of such meeting, the Relevant Number of Class A Ordinary Shares; or

(2)                                         if there are other Class B Ordinary Shares in issue at the time of such meeting the Relevant Number of Class B Ordinary Shares into which all of the Series B Preference Shares would convert based on the then prevailing Conversion Price and the Board must advise each Series B Preference Shareholder of the number of votes it will have at the general meeting based on the voting rights attaching to the Relevant Number of Class A Ordinary Shares or Class B Ordinary Shares (as applicable) into which all of such Series B Preference Shares would convert.

(b)                                         Notice of meetings

A Series B Preference Shareholder is entitled to receive notice of any general meeting of the company and a copy of every report, Accounts, circular or other document sent out by the company to holders of Class A Ordinary Shares and Class B Ordinary Shares and to attend any general meeting of the company.

4.7                                       No further action required in respect of a conversion

The terms of issue of Series B Preference Shares provide for the conversion of a Series B Preference Share into one or more Class A Ordinary Shares or Class B Ordinary Shares (as relevant) in certain circumstances set forth in these articles which do not require the consent of the Series B Preference Shareholder. Series B Preference Shareholders, upon becoming a holder of such Series B Preference Share, consent to any such conversion and agree that no further consent is required to any such conversion occurring in accordance with the terms of these articles.

5                                                 Restricted Shares

5.1                                       Dividends

No dividends shall be paid on the Restricted Shares.

5.2                                       Return of Capital

If there is a liquidation, dissolution or winding up of the company, the assets of the company available for distribution to members must be applied in the order of priority set out in article 1.2 of this Schedule 1 above.

5.3                                       Deemed Liquidation

In the event of a transaction which is deemed a liquidation, dissolution and winding up of the company pursuant to article 3.3 of this Schedule 1 above, the Restricted Shares shall

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be entitled to receive from the company the amounts payable with respect to the Restricted Shares upon a liquidation, dissolution or winding up of the company under article 1.2 of this Schedule 1 in cancellation of their Restricted Shares upon the consummation of any such transaction.

5.4                                       Conversion

(a)                                         Mandatory conversion on Qualified Listing

Immediately before a Qualified Listing, the Restricted Shares automatically convert into Class A Ordinary Shares.

(b)                                         Mandatory conversion pursuant to sale of 70% of Shares

Contemporaneously with the completion of a transfer of 70% or more of the Shares in the capital of the company, the Restricted Shares automatically convert into Class A Ordinary Shares (such event, a Sale Event). If, following the date of adoption of these articles, a Sale Event occurs, the Restricted Shares will automatically convert into Class A Ordinary Shares on notification by the company secretary to the holders of Restricted Shares that the Sale Event has occurred. For the purpose of this article 5.4(b) of this Schedule 1:

(1)                                         a Sale Event will be taken to have occurred (unless the Board determines otherwise where the relevant transaction relates to a reorganisation, restructure or reconstruction of the Group (including a reorganisation, restructure or reconstruction which involves a re-domiciling contemplated under article 10.3(a)(4)) if there is a sale of Shares by one or more Shareholders and as a consequence of such sale 70% or more of the Shares are held by persons who were not Shareholders as at the date of adoption of these articles; and

(2)                                         for the purpose of article 5.4(b)(1) of this Schedule 1, allowable transfers of Shares pursuant to article 5.3 will be ignored.

(c)                                          Mandatory conversion upon one Shareholder holding all Shares

If approved by the Board contemporaneously with the completion of a transfer of Shares in accordance with the terms of these articles, where such transfer results in the company having only one Shareholder, each Restricted Share automatically converts into one Class A Ordinary Share.

General

(d)                                         On conversion of the Restricted Shares, each Restricted Share will convert into one Class A Ordinary Share.

(e)                                          In the event that there is a subdivision or consolidation of the share capital of the company, the conversion regime will be altered such that the holders of Restricted Shares are neither advantaged nor disadvantaged as a consequence of the subdivision or consolidation. The company secretary will notify the holders of Restricted Shares of any alteration to the conversion regime pursuant to this article 5.4(e) of this Schedule 1.

5.5                                       Voting

A holder of Restricted Shares will have no rights to vote.

5.6                                       No further action required in respect of a conversion

The terms of issue of Restricted Shares provide for the conversion of one Restricted Share into one Class A Ordinary Share in certain circumstances set forth in these articles which do not require the consent of the one Restricted Shareholder. Restricted Shareholders, upon becoming a holder of such Restricted Share, consent to any such

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conversion and agree that no further consent is required to any such conversion occurring in accordance with the terms of these articles.

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